SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                   FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): October 15, 2002



                            MAVERICK TUBE CORPORATION
                  ---------------------------------------------

             (Exact Name of Registrant as Specified in its Charter)



        Delaware                            1-10651                  43-1455766
  ---------------------                  ------------           ---------------
(State or Other Jurisdiction             (Commission               (IRS Employer
       of Incorporation)                  File Number)       Identification No.)



16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri              63017
------------------------------------------------------------       ------------
(Address of Principal Executive Offices)                              (Zip Code)



                                 (636) 733-1600
                          -----------------------------

              (Registrant's telephone number, including area code)

                                Not applicable.
         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

On October 15, 2002, the Registrant executed a definitive asset purchase agreement to acquire substantially all of the assets of the LTV Tubular Division from LTV Corporation. Attached hereto as Exhibit 99.1 is the press release issued by the Registrant regarding the transaction, which is incorporated herein by reference. The definitive asset purchase agreement is attached hereto as
Exhibit 2.1.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)             Exhibits


Exhibit No.     Description
-----------     -----------

2.1 Asset Purchase Agreement By and Among The LTV Corporation, the Other Sellers Named Herein and Maverick Tube Corporation Dated as of October 15, 2002 (*)

99.1            Press Release Dated October 15, 2002

*    Schedules  and  similar  attachments  are omitted in  accordance  with Item
     601(b)(2) of Regulation S-K and a brief description of such omitted Schedules and similar attachments is included herein. The Registrant undertakes to supplementally provide the Securities and Exchange Commission with a copy of any such omitted Schedules or similar attachments upon request.


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   October 16, 2002


                            MAVERICK TUBE CORPORATION


                                    By:    /s/ Pamela G. Boone
                                       ----------------------------------
                                               Pamela G. Boone
                                               Chief Financial Officer




                                  EXHIBIT INDEX

Exhibit No.     Description
-------         -----------

2.1 Asset Purchase Agreement By and Among The LTV Corporation the Other Sellers Named Herein and Maverick Tube Corporation Dated as of October 15, 2002 (*)

99.1            Press Release Dated October 15, 2002

*    Schedules  and  similar  attachments  are omitted in  accordance  with Item
     601(b)(2) of Regulation S-K and a brief description of such omitted Schedules and similar attachments is included herein. The Registrant undertakes to supplementally provide the Securities and Exchange Commission with a copy of any such omitted Schedules or similar attachments upon request.

                        EX 2.1 - Asset Purchase Agreement Dated October 15, 2002
================================================================================


                            ASSET PURCHASE AGREEMENT


                                  By and Among

                              THE LTV CORPORATION,


                         THE OTHER SELLERS NAMED HEREIN


                                       And


                            MAVERICK TUBE CORPORATION




                          Dated as of October 15, 2002

                                Table of Contents

                                                                            Page


Article 1             PURCHASE AND SALE OF THE ACQUIRED ASSETS.................3

         1.1      Transfer of Acquired Assets..................................3
         1.2      Excluded Assets..............................................5
         1.3      Assumption of Liabilities....................................7
         1.4      Retention of Liabilities.....................................8
         1.5      Non-Assignment of Assigned Contracts.........................8


Article 2             EMPLOYEE AND BENEFITS MATTERS............................8

         2.1      Severance Pay Plan...........................................9
         2.2      Management Bonus Program.....................................9
         2.3      Profit Sharing Plans.........................................9


Article 3             CONSIDERATION............................................9

         3.1      Consideration................................................9
         3.2      Deposits.....................................................9
         3.3      Estimated Working Capital...................................10
         3.4      Purchase Price Adjustment...................................10


Article 4             CLOSING AND DELIVERIES..................................12

         4.1      Closing.....................................................12
         4.2      Sellers' Deliveries.........................................12
         4.3      Buyer's Deliveries..........................................12


Article 5             REPRESENTATIONS AND WARRANTIES OF THE SELLERS...........13

         5.1      Corporate Organization......................................13
         5.2      Authorization and Validity..................................13
         5.3      No Conflict or Violation....................................13
         5.4      Consents and Approvals......................................14
         5.5      Financial Statements........................................14
         5.6      Compliance with Law.........................................14
         5.7      Litigation..................................................15
         5.8      Title and Ownership.........................................15
         5.9      Material Contracts..........................................15
         5.10     Intellectual Property.......................................16
         5.11     Permits.....................................................16
         5.12     Environmental Matters.......................................16
         5.13     Sufficiency of Acquired Assets..............................17


Article 6             REPRESENTATIONS AND WARRANTIES OF BUYER.................17

         6.1      Corporate Organization......................................17
         6.2      Authorization and Validity..................................17

                               TABLE OF CONTENTS
                                  (continued)

         6.3      No Conflict or Violation....................................17
         6.4      Consents and Approvals......................................17
         6.5      Availability of Funds.......................................18
         6.6      Adequate Assurances Regarding Assigned Contracts............18
         6.7      Investigation by Buyer......................................18


Article 7             SCOPE OF REPRESENTATIONS AND WARRANTIES.................18

         7.1      Warranties Exclusive........................................18
         7.2      Survival of Representations and Warranties..................19


Article 8             COVENANTS OF SELLERS....................................19

         8.1      Actions Before Closing......................................19
         8.2      Conduct of Business Before the Closing Date.................19
         8.3      Sale Order..................................................20
         8.4      Consents and Approvals......................................20
         8.5      Access to Properties, Books and Records; Confidentiality....20
         8.6      Phase I Environmental Site Assessments......................20
         8.7      Additional Cure Costs.......................................20
         8.8      Inventory...................................................20
         8.9      Further Assurances..........................................21
         8.10     Notification of a Breach....................................21


Article 9             COVENANTS OF BUYER......................................21

         9.1      Actions Before Closing Date.................................21
         9.2      Consents and Approvals......................................21
         9.3      Adequate Assurances Regarding Assigned Contracts............21
         9.4      Cure of Defaults............................................21
         9.5      Access to Business Records..................................22
         9.6      Union Agreement.............................................22


Article 10            ENVIRONMENTAL MATTERS...................................22

         10.1     Additional Environmental Investigation......................22
         10.2     Environmental Escrow........................................24


Article 11            ANTITRUST MATTERS.......................................24

         11.1     Antitrust Filings...........................................24
         11.2     Cooperation; Confidentiality Agreement......................25
         11.3     Objections or Other Challenges..............................25


Article 12            TAXES...................................................26

         12.1     Taxes Related to Purchase of Assets.........................26

                               TABLE OF CONTENTS
                                  (continued)

         12.2     Proration of Real and Personal Property Taxes...............26
         12.3     Cooperation on Tax Matters..................................26
         12.4     Retention of Tax Records....................................26
         12.5     Allocation of Purchase Price and Purchase Price Allocation
                   Forms......................................................27


Article 13            CONDITIONS PRECEDENT TO PERFORMANCE BY PARTIES..........27

         13.1     Conditions Precedent to Performance by Sellers and Buyer....27
         13.2     Conditions Precedent to Performance by Sellers..............27
         13.3     Conditions Precedent to the Performance by Buyer............28


Article 14            TERMINATION AND EFFECT OF TERMINATION...................29

         14.1     Right of Termination........................................29
         14.2     Termination Without Default.................................29
         14.3     Effect of Failure of Sellers' Conditions to Closing.........30
         14.4     Effect of Failure of Buyer's Conditions to Closing..........31
         14.5     Termination on Alternative Transaction......................31


Article 15            INDEMNIFICATION.........................................32

         15.1     Indemnification by Buyer....................................32
         15.2     Third-Party Indemnification Procedures......................32


Article 16            MISCELLANEOUS...........................................33

         16.1     Successors and Assigns......................................33
         16.2     Governing Law; Jurisdiction.................................33
         16.3     Disclosure Schedule Supplements.............................33
         16.4     Mutual Drafting.............................................33
         16.5     Expenses....................................................33
         16.6     Broker's and Finder's Fees..................................34
         16.7     Severability................................................34
         16.8     Notices.....................................................34
         16.9     Amendments; Waivers.........................................35
         16.10    Public Announcements........................................35
         16.11    Entire Agreement............................................35
         16.12    Parties in Interest.........................................36
         16.13    Headings....................................................36
         16.14    Gender and Number...........................................36
         16.15    Currency....................................................36
         16.16    Time of Essence.............................................36
         16.17    Counterparts................................................36


Article 17            DEFINITIONS.............................................36

         17.1     Certain Terms Defined.......................................36

                               TABLE OF CONTENTS
                                  (continued)

         17.2     All Terms Cross-Referenced..................................39

                                    EXHIBITS

Exhibit A.........Form of Transition Services Agreement
Exhibit B.........Form of Working Capital Escrow Agreement
Exhibit C.........Form of Sale Order


                                    SCHEDULES

Schedule 1.1(a)...Owned Real Property
Schedule 1.1(b)...Real Estate Leases
Schedule 1.1(c)...Machinery and Equipment
Schedule 1.1(h)...Pre-Petition Contracts
Schedule 1.1(k)...Other Current Assets
Schedule 1.1(l)...Intellectual Property
Schedule 1.1(o)...Permits
Schedule 1.2(j)...Excluded Software
Schedule 3.4(a)...Agreed Principles
Schedule 3.4(e)...Reference Balance Sheet
Schedule 5.4......Consents
Schedule 5.5......GAAP Exceptions
Schedule 5.6......Compliance with Law
Schedule 5.7......Litigation
Schedule 5.9......Material Contracts
Schedule 5.10.....Intellectual Property Exceptions
Schedule 5.11.....Permit Exceptions
Schedule 5.12.....Environmental Matters
Schedule 5.13.....Sufficiency of Assets
Schedule 8.6(a)...Form of Phase I Reliance Letter
Schedule 8.6(b)...Qualifications to Phase I Reports
Schedule 12.2.....Proration of Taxes
Schedule 17.1.....Permitted Liens

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of October 15, 2002, is made by and among THE LTV CORPORATION, a Delaware corporation ("Parent"), LTV STEEL COMPANY, INC., a New Jersey corporation ("LTV Steel"), and GEORGIA TUBING CORPORATION, a Delaware corporation (collectively with Parent and LTV Steel, ("Sellers"), and MAVERICK TUBE CORPORATION, a Delaware corporation ("Buyer"). Capitalized terms used in this Agreement are defined or cross-referenced in Article 17.

                             BACKGROUND INFORMATION

     A. On December 29, 2000 (the "Petition Date"), Parent and 48 of its Affiliates commenced voluntary cases for reorganization (the "Bankruptcy Cases") under Chapter 11 of the Bankruptcy Code, 11 U.S.C. ss.ss. 101-1330 (the "Bankruptcy Code"), in the United States Bankruptcy Court for the Northern District of Ohio, Eastern Division (the "Bankruptcy Court").

     B. Sellers are engaged in the business of manufacturing pipe and conduit products at the LTV Tubular Plants (the "LTV Tubular Business").

     C. Pursuant to an Order entered on June 4, 2002, the Bankruptcy Court has approved procedures for the sale of, among other things, the LTV Tubular Business (the "Asset Sale Procedures"). The Asset Sale Procedures provide for the sale of the LTV Tubular Business, either alone or along with other business units of Sellers and their Affiliates, in any case subject to Buyer's assumption of the Assumed Liabilities and otherwise on the terms and conditions set forth in the Asset Sale Procedures.

     D. Buyer desires to purchase the Acquired Assets and assume the Assumed Liabilities from Sellers, and Sellers desire to sell the Acquired Assets to Buyer and to have Buyer assume the Assumed Liabilities, all in the manner and subject to the terms and conditions set forth in this Agreement and in accordance with sections 105, 363 and 365 and other applicable provisions of the Bankruptcy Code.

     E. The Acquired Assets and Assumed Liabilities are assets and liabilities of Sellers, which are to be purchased and assumed by Buyer pursuant to an order of the Bankruptcy Court approving such sale pursuant to sections 105, 363 and 365 of the Bankruptcy Code, which order will include the authorization for the assumption by Sellers and assignment to Buyer of certain executory contracts and unexpired leases and liabilities thereunder under section 365 of the Bankruptcy Code, all in the manner and subject to the terms and conditions set forth in this Agreement and in accordance with other applicable provisions of the Bankruptcy Code.

                             STATEMENT OF AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and their respective representations, warranties, covenants and undertakings herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers and Buyer hereby agree as follows:


                                   ARTICLE 1
                    PURCHASE AND SALE OF THE ACQUIRED ASSETS

     1.1 Transfer of Acquired Assets. At the Closing, and upon the terms and conditions herein set forth, Sellers shall sell to Buyer, and Buyer shall acquire from Sellers, all of Sellers' right, title and interest in, to and under the Acquired Assets, free and clear of all Liens other than Permitted Liens. "Acquired Assets" shall mean the following property, but shall exclude the Excluded Assets:

     (a) the real property owned by any Seller and listed on Schedule 1.1(a), together with any Improvements erected thereon (the "Owned Real Property");

     (b) all of Sellers' interests in, to and under the leases (the "Real Estate Leases") of real property listed on Schedule 1.1(b) (the real property leased by any Seller pursuant to the Real Property Leases, the "Leased Real Property" and, together with the Owned Real Property, the "Real Property");

     (c) all of (i) Sellers' owned equipment, machinery, furniture, fixtures, tooling and spare parts relating exclusively to the operation of the LTV Tubular Business, whether located on the Real Property or elsewhere (the "Machinery and Equipment"); and (ii) any rights of Sellers to the warranties and licenses received from manufacturers and sellers of the Machinery and Equipment including, without limitation, the Machinery and Equipment listed on Schedule 1.1(c);

     (d) all of Sellers' owned cars, trucks and other motor vehicles ("Owned Vehicles") used exclusively in the operation of the LTV Tubular Business;

     (e) all sales orders or other similar Contracts entered into by any Seller with purchasers of goods or services, but only to the extent related to the LTV Tubular Business ("Sales Orders");

     (f) all outstanding purchase orders or other similar Contracts entered into by any Seller on or after the Petition Date with any supplier of goods or services for materials, supplies or other items, but only to the extent related to the LTV Tubular Business ("Purchase Orders");

     (g) all Contracts (other than Sales Orders and Purchase Orders) entered into by any Seller on or after the Petition Date, but only to the extent related to the LTV Tubular Business (the "Post-Petition Contracts");

     (h) those Contracts (other than Sales Orders) entered into by any Seller prior to the Petition Date that are executory and unexpired as of the Closing Date and that are set forth on Schedule 1.1(h) (the "Pre-Petition Contracts" and, together with the Real Estate Leases, the Sales Orders, the Purchase Orders and the Post-Petition Contracts, but excluding any contract listed as an Excluded Asset, the "Assigned Contracts");

     (i) any pre-paid expenses and deposits made by or on behalf of any Seller in connection with any of the Assigned Contracts;

     (j) all (i) finished goods, raw materials, work-in-progress and supplies owned by Sellers on the Closing Date and relating exclusively to the operation of the LTV Tubular Business (the "Inventory"), and (ii) any rights of Sellers to the warranties received from suppliers with respect to such Inventory and any related Claims (and rights to Claims), credits, rights of recovery and set-off with respect thereto;

     (k) all of Sellers' accounts receivable arising in connection with the LTV Tubular Business (the "Accounts Receivable"), the current assets listed on Schedule 1.1(k) and all Claims (and rights to Claims) arising in connection therewith;

     (l) all patents, patent applications, copyrights, copyright applications, know-how, information, trademarks, service marks, trade names, brands, private labels, or trade secrets and licenses and rights with respect to the foregoing (to the extent such licenses or rights are transferable), or other intellectual property owned by Sellers and relating exclusively to the operation of the LTV Tubular Business or the operation of the Acquired Assets (the "Intellectual Property"), including, without limitation, the Intellectual Property listed on
          Schedule 1.1(l);

     (m) any computer software or systems (including, without limitation, process control software) owned by any Seller and used exclusively in the operation of the LTV Tubular Business;

     (n)  all  intangible   personal   property   rights  of  Sellers   relating
          exclusively to the LTV Tubular Business and all goodwill of Sellers relating exclusively to the LTV Tubular Business;

     (o) all permits, authorizations and licenses issued by any Government and relating exclusively to the LTV Tubular Business and all pending applications therefor ("Permits") including, without limitation, those Permits set forth on Schedule 1.1(o), but only to the extent 1. Sellers have received Consent to transfer such Permits, or 1. such Permits are transferable under applicable Law without Consent;

     (p) copies or originals of all books, files and records to the extent they apply to the Acquired Assets or the LTV Tubular Business, including customer lists, historical customer files, reports, plans, data, accounting and tax records, test results, product specifications, drawings, diagrams, training manuals, engineering data, safety and environmental reports and documents, maintenance schedules, operating and production records, inventory records, business plans, credit records of customers, and marketing and all other studies, documents and records, whether in hard copy or electronic format (the "Business Records");

     (q)  all assets to be acquired by Buyer pursuant to Article 2;

     (r) all corporate seals, minute books, charter documents, corporate stock record books, original tax and financial records and such other files, books and records to the extent they relate exclusively to the Acquired Assets; and

     (s) to the extent assignable, all of Sellers' interest in any tooling, equipment and machinery used in the LTV Tubular Business and owned by any customer of the LTV Tubular Business or any third party and in the possession of any Seller.

     1.2 Excluded Assets. The Acquired Assets do not include (1) any right, title or interest of any Person other than Sellers in any property or asset, (2) Sellers' right, title and interest in, to and under properties and assets not related exclusively to the operation of the LTV Tubular Business, and (3) the properties and assets of Sellers listed or described in this Section 1.2 (all such assets not being acquired by Buyer being herein referred to as the "Excluded Assets"):

     (a) all of Sellers' cash and cash equivalents, including all petty cash in excess of $5,000, and undeposited checks;

     (b) all Contracts (other than Sales Orders) entered into by any Seller prior to the Petition Date that are not set forth on Schedule 1.1(h);

     (c)  all assets to be retained by Sellers pursuant to Article 2;

     (d) all of Sellers' deposits and prepaid insurance premiums made under any Contract that is not an Assigned Contract;

     (e) except as provided in Section 1.1(j) and Section 1.1(k), all rights to Claims, refunds or adjustments regarding matters occurring prior to the Closing Date (regardless of when the claim is made), and all rights to insurance proceeds or other insurance Contract recoveries relating to Excluded Liabilities;

     (f) any asset of any Seller that would constitute an Acquired Asset (if owned by such Seller on the Closing Date) that is conveyed or otherwise disposed of during the period from the date hereof until the Closing Date either (i) in the ordinary course of business of such Seller or (ii) as otherwise permitted by the terms of this Agreement;

     (g) all losses, loss carryforwards and rights to receive refunds, credits and loss carryforwards with respect to any and all Taxes of any Seller incurred or accrued on or prior to the Closing Date, including interest receivable with respect thereto;

     (h) except as provided in Section 1.1(j) and Section 1.1(k), any and all rights, claims, credits, allowances, rebates, causes of action, known or unknown, pending or threatened (including, without limitation, all causes of action arising under sections 510,

          544 through 551 and 553 of the Bankruptcy Code or under similar state Laws including, without limitation, fraudulent conveyance claims, and all other causes of action of a trustee and debtor-in-possession under the Bankruptcy Code) or rights of set-off (collectively, "Claims"), of any Seller or any Affiliate of any Seller, including but not limited to Claims arising out of or relating in any way to the Bankruptcy Cases or any of the transactions contemplated thereby or entered into as a consequence thereof, including, without limitation, any claims (as defined in section 101(5) of the Bankruptcy Code) filed, scheduled or otherwise arising in the Bankruptcy Cases;

     (i) all assets located at or related exclusively to the facilities owned or leased by LTV Steel at Marion, Ohio (the "Marion Plant") and all other assets (including, without limitation, real estate, machinery and equipment, Contracts, accounts receivable and Intellectual Property) used exclusively in or arising exclusively from Parent's and its Affiliates' business conducted at the Marion Plant;

     (j)  the computer software or systems listed on Schedule 1.2(j);

     (k) all shares of capital stock or other equity interests of all Sellers and all Affiliates of Sellers;

     (l) all corporate seals, minute books, charter documents, corporate stock record books, original tax and financial records and such other files, books and records to the extent they relate to any of the Excluded Assets or to the organization, existence or capitalization of any Seller or of any Affiliate of any Seller;

     (m) all of Sellers' rights to recovery of collateral given to obtain letters of credit and rights to recover amounts drawn or paid on letters of credit;

     (n) all accounts receivable and other amounts due to any Seller from any Affiliate of such Seller and all Claims of any Seller against any other Seller or any other Affiliate of such Seller;

     (o) all rights to the LTV name, the Copperweld name and any variation thereof;

     (p) all Contracts that are "employee benefit plans" as defined by section 3(3) of the Employee Retirement Income Security Act of 1974, specified fringe benefit plans as defined in section 6039D of the Internal Revenue Code of 1986, or other bonus, incentive-compensation,
          deferred-compensation,          profit-sharing,          stock-option,
          stock-appreciation-right,         stock-bonus,         stock-purchase,
          employee-stock-ownership, savings, severance, change-in-control, supplemental-unemployment, layoff, salary-continuation, retirement, pension, health, life-insurance, disability, accident, group-insurance, vacation, holiday, sick-leave, fringe-benefit or welfare plan, or any other employee compensation or benefit plan, agreement, policy, practice, commitment, contract or understanding (whether qualified or nonqualified currently effective or terminated, written or unwritten) or any trust, escrow or other agreement related thereto (each, a "LTV Benefit Plan"); and

     (q)  all LTV Labor Agreements.

     1.3 Assumption of Liabilities. At the Closing, Buyer shall assume, and Buyer shall hereafter pay, perform and discharge when due, all of the following liabilities (the "Assumed Liabilities"):

     (a) all liabilities and obligations with respect to trade accounts payable of the LTV Tubular Business arising on or after the Petition Date, but excluding any trade accounts payable to any Affiliate of any Seller (the "Accounts Payable");

     (b) all liabilities and obligations of Sellers under the Assigned Contracts and cure costs not to exceed an aggregate of the cure costs set forth on Schedule 1.1(h) associated with each Pre-Petition Contract to be assumed by Buyer hereunder (the "Aggregate Cure Cost"), required to be paid pursuant to section 365 of the Bankruptcy Code in connection with the assumption and assignment of the Assigned Contracts;

     (c) all liabilities and obligations of Sellers to be assumed by Buyer pursuant to Article 2;

     (d) all liabilities and obligations of Sellers with respect to tooling, equipment and machinery owned by any customer of the LTV Tubular Business or any other third party, possession of which is conveyed to Buyer by any Seller;

     (e) all liabilities and obligations of Sellers for Transaction Taxes payable in connection with the transactions contemplated by this Agreement;

     (f) all liabilities and obligations arising on or after the Closing Date relating to or arising out of (i) the Acquired Assets, or (ii) the operation of the LTV Tubular Business, including, without limitation, all liabilities and obligations for real estate Taxes and assessments that are a Lien but not yet due and payable and are attributable to time periods after the Closing;

     (g) all liabilities and obligations of any Seller, any of their Affiliates or any of their respective Related Persons relating to any Environmental Law, irrespective of whether such liability attaches or accrues to Buyer or any Seller in the first instance, relating to the Acquired Assets, but not including (i) any liability or obligation resulting from the transport, disposal, storage or treatment of any Hazardous Materials by any Seller prior to the Closing to or at any location, other than the Real Property, (ii) any liability, obligation, or Claim for personal injury resulting from exposure to Hazardous Materials or otherwise, where such exposure or other event or occurrence occurred prior to the Closing Date, and (iii) any fine or other monetary penalty imposed by any Government prior to the Closing Date; and

     (h) all liabilities and obligations of the Sellers and their Affiliates with respect to 1. Seller's MBP, 1. accrued vacation, 1. the Cedar Springs plant hourly and salaried annual profit sharing plan, and 1. the Counce Plant and Ferndale plant hourly and salaried quarterly profit sharing plans, in each case for persons who are employed by any Seller or any of their Affiliates on the day before the Closing Date and who are employed by the Buyer or one of its Affiliates after the Closing, and which liabilities are included in the calculation of the Final Working Capital.

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     1.4  Retention  of   Liabilities.   Buyer  is  assuming  only  the  Assumed
Liabilities and is not assuming any other liability or obligation of any Seller of whatever nature, whether presently in existence or arising hereafter. All such other liabilities and obligations shall be retained by and remain liabilities and obligations of Sellers (all such liabilities and obligations not being assumed being herein referred to as the "Excluded Liabilities"). The Excluded Liabilities shall include, without limitation, the following:

     (a) other than as specifically set forth in Section 1.3(h) or Article 2, all liabilities and obligations of Sellers to all present and former employees of the LTV Tubular Business (and their respective spouses and dependents), including, without limitation, all liabilities for medical insurance, life insurance, worker's compensation and retirement benefits;

     (b) other than as specifically set forth in Section 1.3(h) or Article 2, all liabilities and obligations of Sellers relating to or arising out of any LTV Benefit Plan, including, without limitation, the defined benefit pension plan covering the hourly employees at the Georgia Tubing Corporation's Cedar Springs, Georgia plant or arising out of any LTV Labor Agreement; and

     (c) all liabilities and obligations for damages to Persons or property arising out of alleged defects in products of the LTV Tubular Business sold by Sellers, or arising under warranties issued by Sellers; and all liabilities and obligations to repair or replace, or to refund the sales price of, products manufactured by the LTV Tubular Business prior to the Closing Date that any customer claims to be defective.

     1.5 Non-Assignment of Assigned Contracts. Anything contained herein to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Assigned Contract if, notwithstanding the provisions of sections 363 and 365 of the Bankruptcy Code, an attempted assignment thereof, without obtaining a Consent, would constitute a breach thereof or in any way negatively affect the rights of Sellers or Buyer, as the assignee of such Assigned Contract. If, notwithstanding the provisions of sections 363 and 365 of the Bankruptcy Code, such Consent is required but not obtained, Sellers shall, at Buyer's sole cost and expense, cooperate with Buyer without further consideration in any reasonable arrangement designed to provide for Buyer the benefits of or under any such Assigned Contract, including, without limitation, enforcement for the benefit of Buyer of any and all rights of any Seller against a third party thereto arising out of the breach or cancellation thereof by such third party. Any assignment to Buyer of any Assigned Contract that shall, notwithstanding the provisions of sections 363 and 365 of the Bankruptcy Code, require the Consent of any third party for such assignment as aforesaid shall be made subject to such Consent being obtained.

                                   ARTICLE 2
                          EMPLOYEE AND BENEFITS MATTERS

     This Article 2 sets forth Buyer's and Sellers' acknowledgements, covenants and undertakings with respect to certain matters related to employees of the LTV Tubular Business not covered under LTV Labor Agreements.

     2.1 Severance Pay Plan. At or before the Closing, Buyer shall institute a severance pay plan ("Buyer's Severance Pay Plan") satisfying the following criteria: (a) it shall apply to all persons who (i) are on the date of this Agreement full-time employees of any Seller or any of their Affiliates, (ii) are not represented by a labor union, (iii) are employed by any Seller or any of their Affiliates on the day before the Closing Date ("Eligible Employees"), and
(iv) are employed by Buyer or one of its Affiliates immediately after the Closing; (b) it shall be substantially similar to the Copperweld Severance Pay Plan effective January 1, 1994 (the "Copperweld Severance Pay Plan"); (c) it shall credit all Eligible Employees for all prior service with any Seller or any of their Affiliates for purposes of determining the amount of any severance pay due; and (d) it shall remain in effect, without material modification, until the first anniversary of the Closing Date.

     2.2 Management Bonus Program. At or prior to the Closing, Buyer shall cause to be included in Buyer's existing Management Bonus Program for the year in which the Closing occurs ("Buyer's MBP") each person not represented by a labor union who is employed by any Seller or any of their Affiliates on the date of this Agreement and on the day before the Closing, who is a participant in the LTV Copperweld Management Bonus Program - 2002 (the "MBP") and is employed by Buyer or one of its Affiliates immediately after the Closing (a "MBP Participant"). Buyer will cause each MBP Participant to receive a bonus under Buyer's MBP that is not less than the amount accrued for such MBP Participant in the Final Working Capital.

     2.3 Profit Sharing Plans. Buyer will cause each salaried or hourly worker participating in 1. the Cedar Springs hourly and salaried annual profit sharing plan (the "Cedar Springs Profit Sharing Plan"), or 1. the Counce Plant and Ferndale plant hourly and salaried quarterly profit sharing plans (the "Counce and Ferndale Profit Sharing Plans"), and who is employed by Buyer or one of its Affiliates immediately after Closing (an "Hourly and Salaried Profit Plan Participant"), to receive a bonus under the Cedar Springs Profit Sharing Plan and the Counce and Ferndale Profit Sharing Plans, as applicable, that is not less than the amount accrued for such Hourly and Salaried Profit Plan Participant in the Final Working Capital.

                                    ARTICLE 3
                                  CONSIDERATION

     3.1 Consideration. The aggregate consideration for the sale and transfer of the Acquired Assets (a) is $110,000,000 in cash (the "Purchase Price"), which price is payable and deliverable at the Closing in accordance with Section 4.3 and may be subject to adjustment as provided in Section 3.3 and Section 3.4 and
(b) the assumption by Buyer of the Assumed Liabilities.

     3.2 Deposits. On the date hereof, Buyer has executed and delivered to Parent the Deposits Escrow Agreement and deposited with the Escrow Agent $2,200,000 (the "Initial Deposit"). Upon the Bankruptcy Court's entry of the Sale Order, Buyer shall deposit with the Escrow Agent $2,200,000 (the "Additional Deposit" and together with the Initial Deposit, the "Deposits"). The Deposits shall be held and disbursed pursuant to the terms of the Deposits Escrow Agreement and this Agreement.

     3.3 Estimated Working Capital. At least two Business Days prior to the Closing, Sellers shall deliver to Buyer a certificate setting forth Sellers' good faith estimated calculation (the "Estimated Working Capital") of Closing Working Capital, with appropriate supporting documentation. If Estimated Working Capital exceeds the Reference Balance (defined below), the Purchase Price shall be increased by an amount equal to such excess. If the Reference Balance exceeds Estimated Working Capital, the Purchase Price shall be decreased by an amount equal to such excess.

     3.4 Purchase Price Adjustment.

     (a) As promptly as practicable, but no later than 45 days after the Closing Date, Buyer shall cause to be prepared and delivered to Parent the Closing Statement (as defined below) and a certificate based on such Closing Statement setting forth Buyer's calculation of Closing Working Capital. The closing statement (the "Closing Statement") shall fairly present the Net Working Capital of the LTV Tubular Business as of the end of business on the Closing Date ("Closing Working Capital"). "Net Working Capital" means the working capital items of the LTV Tubular Business in the categories shown on the Reference Balance Sheet, reduced by the current liabilities of the LTV Tubular Business in the line items shown on the Reference Balance Sheet, in each case as determined in accordance with GAAP as further defined by those accounting principles set forth on Schedule 3.4(a), consistently applied between March 31, 2002 and the Closing Date (GAAP as so further defined, the "Agreed Principles"). The preparation of the Closing Statement shall be solely for the purpose of determining changes in Net Working Capital since March 31, 2002 (the "Balance Sheet Date"), based upon transactions and events occurring between the Balance Sheet Date and the Closing Date.

     (b) If Parent disagrees with Buyer's calculation of Closing Working Capital delivered pursuant to Section 3.4(a) , Parent may, within 15 days after delivery of the documents referred to in Section 3.4(a), deliver a notice to Buyer disagreeing with such calculation and setting forth Parent's calculation of such amount. Any such notice of disagreement shall specify those items or amounts as to which Parent disagrees, and Parent shall be deemed to have agreed with all other items and amounts contained in the Closing Statement and the calculation of Closing Working Capital delivered pursuant to Section 3.4(a).

     (c)  If a notice  of  disagreement  shall  be duly  delivered  pursuant  to
          Section 3.4(b), Buyer and Parent shall, during the 15 days following such delivery, use their best efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of Closing Working Capital, which amount shall not be less than the amount thereof shown in Buyer's calculation delivered pursuant to Section 3.4(a) nor more than the amount thereof shown in Parent's calculation delivered pursuant to Section 3.4(b). If during such period, Buyer and Parent are unable to reach such agreement, they shall promptly thereafter cause Deloitte & Touche LLP (the "Accounting Referee") to review this Agreement and the disputed items or amounts for the purpose of calculating Closing Working Capital. In making such calculation, the Accounting Referee shall consider only those items or amounts in the Closing Statement with which Parent has disagreed, and Parent's calculation of such amounts. The Accounting Referee shall deliver to Buyer and Parent, as promptly as practicable (but in any case no later than 30 days from the date of engagement of the Accounting Referee), a report setting forth such calculation. Such report shall be final and binding upon Buyer and Sellers. The cost of such review and report shall be borne equally by Buyer and Parent.

     (d) Buyer and Parent shall, and shall cause their respective representatives to, cooperate and assist in the preparation of the Closing Statement and the calculation of Closing Working Capital and in the conduct of the reviews referred to in this Section 3.4, including, without limitation, the making available to the extent necessary of books, records, work papers and personnel.

     (e) Attached hereto as Schedule 3.4(e) is a balance sheet showing Net Working Capital as of March 31, 2002 (the "Reference Balance Sheet"). The parties acknowledge that the Reference Balance Sheet was prepared in accordance with the Agreed Principles.

     (f) If Final Working Capital exceeds Estimated Working Capital, Buyer shall pay to Sellers, in the manner and with interest as provided in
          Section 3.4(g), the amount of such excess and, if Estimated Working Capital exceeds Final Working Capital, Parent shall pay to Buyer, as an adjustment to the Purchase Price, in the manner and with interest as provided in Section 3.4(g), the amount of such excess. "Final Working Capital" means Closing Working Capital (i) as shown in Buyer's calculation delivered pursuant to Section 3.4(a) if no notice of disagreement with respect thereto is duly delivered pursuant to
          Section 3.4(b); or (ii) if such a notice of disagreement is delivered,
          (A) as agreed by Buyer and Parent pursuant to Section 3.4(c) or (B) in the absence of such agreement, as shown in the Accounting Referee's calculation delivered pursuant to Section 3.4(c); provided, however, that in no event shall Final Working Capital be more than Sellers' calculation of Closing Working Capital delivered pursuant to Section 3.4(b) or less than Buyer's calculation of Closing Working Capital delivered pursuant to Section 3.4(a).

     (g) Any payment pursuant to Section 3.4(f) shall be made at a mutually convenient time and place within three Business Days after Final Working Capital has been determined. Such payment shall be made 1. if by Parent, first, in accordance with the terms of the Working Capital Escrow Agreement, and second, if the funds therein are insufficient, by delivery by a certified or official bank check or wire transfer, and 1. if by Buyer, by delivery of a certified or official bank check or wire transfer, in any case, payable in immediately available funds to the other party or by causing such payments to be credited to such account of such other party as may be designated in writing by such other party. The amount of any payment to be made pursuant to this
          Section 3.4 shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the rate of interest announced by JP Morgan Chase from time to time as its base rate in New York City in effect from time to time during the period from the Closing Date to the date of payment. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.

                                    ARTICLE 4
                             CLOSING AND DELIVERIES

     4.1 Closing. The consummation of the transactions contemplated hereby (the "Closing") shall take place at the offices of Jones, Day, Reavis & Pogue, North Point, 901 Lakeside Avenue, Cleveland, Ohio at 11:00 a.m. on the third Business Day following the satisfaction or waiver by the appropriate party of all the conditions contained in Article 13 hereof, or on such other date or at such other place and time as may be agreed to by the parties hereto (the "Closing Date").

     4.2 Sellers' Deliveries.

     (a) The sale, transfer, assignment and delivery by Sellers of the Acquired Assets to Buyer, as herein provided, shall be effected on the Closing Date by quit claim deeds, bills of sale, endorsements, assignments and other instruments of transfer and conveyance, excluding any representations, warranties or covenants, and otherwise consistent with the terms of this Agreement and reasonably satisfactory in form and substance to counsel for Buyer.

     (b) At Closing, Sellers shall deliver two executed counterparts of a transition services agreement (the "Transition Services Agreement") in substantially the form of Exhibit A.

     (c) At Closing, Sellers shall deliver three executed counterparts of the Working Capital Escrow Agreement, substantially in the form of Exhibit B (the "Working Capital Escrow Agreement").

     (d) At Closing, if a portion of the Purchase Price is to be placed in escrow as provided in Article 10, Sellers shall execute and deliver three counterparts of the Environmental Escrow Agreement.

     4.3 Buyer's  Deliveries.  On the Closing  Date, in payment for the Acquired
Assets:

     (a) Buyer shall direct the Escrow Agent to pay the Deposits to Sellers in accordance with the terms of the Deposits Escrow Agreement, by wire transfer of immediately available funds, to a bank account designated by Parent in writing to Buyer (the "Sellers' Account").

     (b)  Buyer shall pay to Sellers the Purchase Price, adjusted as provided in
          Section 3.3 and reduced by 1. the amount of the Deposits paid pursuant to Section 4.3(a), 1. $1 million to be placed in escrow pursuant to the terms of the Working Capital Escrow Agreement and 1. the amount, if any, placed in escrow pursuant to Article 10, by wire transfer of immediately available funds to Sellers' Account.

     (c) If a portion of the Purchase Price is to be placed in escrow as provided in Article 10, Buyer shall execute and deliver three counterparts of the Environmental Escrow Agreement.

     (d) Buyer shall execute and deliver to Sellers an instrument of assumption of liabilities with respect to the Assumed Liabilities reasonably satisfactory in form and substance to counsel for Sellers.

     (c) Buyer shall deliver to Parent two executed counterparts of the Transition Services Agreement.

     (d) Buyer shall execute and deliver three copies of the Working Capital Escrow Agreement.

     (e) Buyer shall deliver the sum of $1 million to the Escrow Agent to be held in escrow pursuant to the terms of the Working Capital Escrow Agreement.

                                   ARTICLE 5
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     Sellers hereby jointly and severally represent and warrant to Buyer as follows:

     5.1 Corporate Organization. Each Seller is duly organized and validly existing under the Laws of the jurisdiction of its organization. Subject to any necessary authority from the Bankruptcy Court, each Seller has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted.

     5.2 Authorization and Validity. Each Seller has all requisite corporate power and authority to enter into this Agreement and those Ancillary Agreements to which it is or will be a party and, subject to the Bankruptcy Court's entry of the Sale Order and the receipt of the Consents set forth on Schedule 5.4, to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and those Ancillary Agreements to which any of them is or will be a party and the performance of each Seller of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action by the board of directors and stockholders of such Seller, and no other corporate proceedings on the part of such Seller are necessary to authorize such execution, delivery and performance. This Agreement has been, and each Ancillary Agreement when executed on behalf of any Seller will have been, duly executed by each Seller that is a party thereto and, subject to the Bankruptcy Court's entry of the Sale Order, constitutes, and each Ancillary Agreement will when executed on behalf of any Seller constitute, its valid and binding obligation, enforceable against it in accordance with their respective terms.

     5.3 No Conflict or Violation. Subject to (a) the receipt of all Consents set forth on Schedule 5.4, (b) the Bankruptcy Court's entry of the Sale Order and (c) the receipt of the Antitrust Approval, the execution, delivery and performance by each Seller of this Agreement and those Ancillary Agreements to which it is or will be a party do not and will not (i) violate or conflict with any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) (collectively, the "Organizational Documents") of any

Seller, (ii) violate any provision of law, regulation, rule or other legal requirement of any Government ("Law") or any order, judgment or decree of any court or Government ("Order") applicable to any Seller, (iii) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contract to which any Seller is a party or by which any of them is bound or to which any of their properties or assets is subject which violation, conflict, breach or default under this Section 5.3; (iii) would reasonably be expected to have a Material Adverse Effect, or (iv) result in the imposition of a material Lien, other than a Permitted Lien, upon or with respect to any of the Acquired Assets. "Material Adverse Effect" means a state of facts, event, change or effect with respect to the Acquired Assets, or the enforceability of any Assigned Contract, that results in a material adverse effect on the combined operations or value of the LTV Tubular Business taken as a whole, but excluding any state of facts, event, change or effect caused by events, changes or developments relating to (v) the transactions contemplated by this Agreement or the announcement thereof; (w) changes or conditions affecting the industries of which the LTV Tubular Business is a part generally; (x) changes in economic, regulatory or political conditions generally; (y) changes resulting from, or from any motion, application, pleading or Order filed under or in connection with, the Bankruptcy Cases; or (z) any act(s) of war or of terrorism.

     5.4 Consents and Approvals. Except for the Bankruptcy Court's entry of the Sale Order and the Antitrust Approval, Schedule 5.4 sets forth a true and complete list of each material Consent, and each declaration to or filing or registration with any Government, that is required in connection with the execution and delivery of this Agreement and the Ancillary Agreements by Sellers or the performance by Sellers of their obligations hereunder or thereunder (including all consents necessary to the transfer of the Material Contracts).

     5.5 Financial Statements. Prior to the date hereof, Sellers have provided Buyer with the balance sheets of the LTV Tubular Business as of March 31, 2002 and December 31, 2001 and the income statements of the LTV Tubular Business for the periods then ended, and the statement of LTV's investment and cash flow for the year ended December 31, 2001 (the "Financial Statements"), together with the report of Ernst & Young, LLP, independent certified public accountants ("E&Y") on the Financial Statements for the year ended December 31, 2001. The Financial Statements were prepared in accordance with United States GAAP, consistently applied except, in the case of the income statement as of March 31, 2002 (the "Stub Period"), as set forth on Schedule 5.5. The Financial Statements fairly present the financial condition, the results of operations, and the investments and cash flow of the LTV Tubular Business in all material respects as at the respective dates of and for the periods referred to in such Financial Statements except, in the case of the Financial Statements for the Stub Period, for normal year end adjustments and as might result from the exceptions set forth on
Schedule 5.5. No financial statements of any Person other than Sellers are required by GAAP to be included in the financial statements of the LTV Tubular Business.

     5.6 Compliance with Law. Except as set forth on Schedule 5.6 and as may result from the Bankruptcy Cases, no Seller has violated any Law (other than with respect to Environmental Law, as to which the only representations and warranties made by Sellers are those contained in Section 5.12), nor is any such entity in default with respect to any Order, applicable to the LTV Tubular Business or any of its assets, properties or operations, other than violations and defaults the consequences of which would not reasonably be expected to have a Material Adverse Effect.

     5.7 Litigation. Except as set forth on Schedules 5.7, 5.10, 5.11 or 5.12, there are no Claims, suits, proceedings or investigations pending or, to the Knowledge of Sellers, threatened, before any court or Government brought by or against any Seller that, if adversely determined, could reasonably be expected to have a Material Adverse Effect or materially impair the ability of Sellers to consummate the transactions contemplated by this Agreement. Other than the Bankruptcy Cases, there is no material Order to which the LTV Tubular Business, or any of the Acquired Assets, is subject and Sellers are not subject to any material Order that relates to the LTV Tubular Business or any of the Acquired Assets.

     5.8 Title and Ownership. Subject to the entry of the Sale Order, at the Closing, Sellers will have good and marketable title to, or right by Contract to use, the Acquired Assets, free and clear of all Liens other than Permitted Liens.

     5.9 Material Contracts.

     (a) Schedule 5.9 sets forth a complete and correct list of each of the Assigned Contracts that:

          (i) creates a right to lease, use or occupy real estate used in the LTV Tubular Business;

          (ii) would reasonably be expected to require the payment of amounts in excess of $500,000 after the Closing Date;

          (iii)has a remaining duration of more than one year (except those that are terminable at a Seller's option upon less than 90 days' notice);

          (iv) provides for the use, license, assignment, purchase or sale of material Intellectual Property; or

          (v) the consequences of a default under or termination of such Assigned Contract would reasonably be expected to have a Material Adverse Effect (collectively, the "Material Contracts").

     (b) Other than as set forth on Schedule 5.9, no Seller nor, to Sellers' Knowledge, any other party to any of the Material Contracts has commenced any action against any of the parties to such Material
          Contracts or given or received any written notice of any material default or violation under any Material Contract that was not withdrawn or dismissed, except only for those defaults that will be cured in accordance with the Sale Order (or that need not be cured under the Bankruptcy Code to permit the assumption and assignment of the Assigned Contracts). Each of the Material Contracts is, or will be at the Closing, valid, binding and in full force and effect against a Seller, except as such Material Contract may have been terminated in accordance with its terms or as otherwise set forth on Schedule 5.9.

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     5.10  Intellectual  Property.  Schedule  1.1(l)  sets forth a complete  and correct list of all material patents necessary to operate the LTV Tubular Business as currently conducted and all registered trademarks used exclusively in the LTV Tubular Business. One of the Sellers owns, individually or with another Seller, all right, title and interest in and to, or has a valid and enforceable license to use, all the Intellectual Property and not later than five (5) Business Days prior to Closing Sellers shall provide buyer with a schedule setting forth the owner of each piece of Intellectual Property for which it is necessary to file notice of transfer with any Government. To Sellers' Knowledge, the conduct of the LTV Tubular Business as currently conducted does not conflict with or infringe upon any proprietary right of any third party in any material respect. Except as set forth on Schedule 5.10, there is no Claim pending or, to Sellers' Knowledge, threatened in writing, that (i) alleges any such conflict or infringement with any third party's proprietary rights or (ii) challenges any Seller's ownership or use of, or the validity or enforceability of, any Intellectual Property. Except as set forth on Schedule 5.10, no Seller is under any obligation to pay royalties or other payments in connection with any Contract to use the Intellectual Property or restricted from assigning its rights respecting Intellectual Property.

     5.11 Permits. As of the date of this Agreement, Schedule 1.1(o) sets forth a complete and correct list of all material Permits and all pending applications therefor obtained by any Seller in connection with the LTV Tubular Business. Except as set forth on Schedule 5.11 or as would not reasonably be expected to have a Material Adverse Effect, each such Permit is valid and in full force and effect, and is not subject to any pending or, to Sellers' Knowledge, threatened administrative or judicial proceeding to revoke, cancel, suspend or declare such Permit invalid in any respect. Except as would not reasonably be expected to have a Material Adverse Effect, the Permits are and will on the Closing Date be sufficient and adequate in all material respects to permit the continued lawful conduct of the LTV Tubular Business in the manner now conducted and, to Sellers' Knowledge, none of the operations of the LTV Tubular Business is being conducted in a manner that violates any of the terms or conditions under which any Permit was granted.

     5.12 Environmental  Matters. To Sellers' Knowledge,  except as set forth on
Schedule 5.12:

     (a) Since January 1, 2001, there has been no release, threatened release, spill, leak, discharge or emission of any Hazardous Materials to the air, surface water, groundwater or soil of the Real Property requiring corrective action under, or that is a violation of, any applicable Environmental Laws, except as would not reasonably be expected to have a Material Adverse Effect.

     (b) Sellers are in compliance with applicable Environmental Laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect.

     (c) There is not currently in effect, and since January 1, 2001 there has not been, any complaint, Order, directive, Claim, citation, notice, information request or investigation by any Government or any other Person with respect to any release, threatened release, spill, leak, discharge or emission of any Hazardous Materials to the air, surface water, groundwater or soil of the Real Property that is a violation or alleged violation of any applicable Environmental Laws, except where such matter would not reasonably be expected to have a Material Adverse Effect.

     (d) Sellers have in full force and effect all material environmental permits, licenses and other authorizations required to conduct their operations and are operating in material compliance thereunder, and to Sellers' Knowledge there is no reason (other than facts about Buyer) that would preclude Buyer from renewing or obtaining the reissuance in Buyer's name of such permits, licenses or other authorizations required by any Environmental Law to operate the Acquired Assets as currently operated by Sellers.

     5.13 Sufficiency of Acquired Assets. Except as set forth on Schedule 5.13, the Acquired Assets constitute all of the assets currently used by Sellers to operate the LTV Tubular Business as currently operated by Sellers.

                                   ARTICLE 6
                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Sellers as follows:

     6.1 Corporate Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted.

     6.2 Authorization and Validity. Buyer has all requisite corporate power and authority to enter into this Agreement and the Ancillary Agreements and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements and the performance of Buyer's obligations hereunder and thereunder have been duly authorized by all necessary corporate action by the board of directors of Buyer, and no other corporate proceedings on the part of Buyer are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Buyer and constitutes its valid and binding obligation, enforceable against it in accordance with its terms.

     6.3 No Conflict or Violation. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements do not and will not violate or conflict with any provision of the Organizational Documents of Buyer and do not and will not violate any provision of Law, or any Order applicable to Buyer, nor will they result in a breach of or constitute (with due notice or lapse of time or both) a default under any material Contract to which Buyer is a party or by which it is bound or to which any of its properties or assets is subject.

     6.4 Consents and Approvals. The execution, delivery and performance of this Agreement and the Ancillary Agreements by Buyer do not require the Consent of, or filing with, any Government or any other Person except: (a) as required under any Antitrust Law; (b) for entry of the Sale Order by the Bankruptcy Court; or
(c) for such Consents and filings, the failure to obtain or make would not be reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.

     6.5  Availability  of Funds.  Buyer has, and on the Closing Date will have,
sufficient   funds   available  to  finance  and  consummate  the   transactions
contemplated by this Agreement.

     6.6 Adequate Assurances Regarding Assigned Contracts. Buyer is and will be capable of satisfying the conditions contained in sections 365(b)(1)(C) and 365(f) of the Bankruptcy Code with respect to the Assigned Contracts.

     6.7 Investigation by Buyer. Buyer has conducted its own independent review and analysis of the Acquired Assets and the Assumed Liabilities and the business, operations, technology, assets, liabilities, financial condition and prospects of the LTV Tubular Business and acknowledges that Sellers have provided Buyer with access to the personnel, properties, premises and records of the LTV Tubular Business for this purpose. Buyer has conducted its own independent review of all Orders of, and all motions, pleadings, and other submissions to, the Bankruptcy Court in connection with the Bankruptcy Cases. In entering into this Agreement, Buyer has relied solely upon its own investigation and analysis, and Buyer acknowledges that (a) neither Sellers nor any of their Related Persons or Affiliates makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Buyer or any of its Related Persons or Affiliates, except as and only to the extent expressly set forth in Article 5 (which are subject to the limitations and restrictions contained in this Agreement), and (b) to the fullest extent permitted by Law, none of Sellers or any of their respective Related Persons or Affiliates shall have any liability or responsibility whatsoever to Buyer or its Related Persons or Affiliates on any basis (including, without limitation, in contract or tort, under securities Laws or otherwise) based upon any information provided or made available, or statements made, to Buyer or Related Persons or Affiliates (or any omissions therefrom), including, without limitation, in respect of the specific representations and warranties of Sellers set forth in this Agreement, except, with regard to Sellers, as and only to the extent expressly set forth in Article 5 (which are subject to the limitations and restrictions contained in this Agreement).

                                   ARTICLE 7
                     SCOPE OF REPRESENTATIONS AND WARRANTIES

     7.1 Warranties  Exclusive.  The  representations  and warranties  contained herein are the only representations or warranties given by the parties and all other express or implied warranties are disclaimed. Without limiting the foregoing, Buyer acknowledges that the Acquired Assets are conveyed "AS IS," "WHERE IS" and "WITH ALL FAULTS" and that all warranties of merchantability or fitness for a particular purpose are disclaimed. WITHOUT LIMITING THE FOREGOING, BUYER ACKNOWLEDGES THAT NEITHER ANY SELLER NOR ANY OF THEIR RELATED PERSONS OR AFFILIATES HAS MADE ANY REPRESENTATION OR WARRANTY CONCERNING (A) ANY USE TO
WHICH THE ACQUIRED ASSETS MAY BE PUT, (B) ANY FUTURE REVENUES, COSTS, EXPENDITURES, CASH FLOWS, RESULTS OF OPERATIONS, FINANCIAL CONDITION OR PROSPECTS THAT MAY RESULT FROM THE OWNERSHIP, USE OR SALE OF THE ACQUIRED ASSETS OR THE ASSUMPTION OF THE ASSUMED LIABILITIES, (C) ANY OTHER INFORMATION OR DOCUMENTS MADE AVAILABLE TO BUYER OR ITS RELATED PERSONS OR AFFILIATES, OR (D) EXCEPT AS EXPRESSLY SET FORTH IN

ARTICLE 5, THE CONDITION OF THE ACQUIRED ASSETS, INCLUDING,  WITHOUT LIMITATION,
(I) COMPLIANCE WITH ANY ENVIRONMENTAL LAWS OR OTHER LAWS AND (II) THE PHYSICAL CONDITION OF ANY PERSONAL PROPERTY COMPRISING A PART OF THE ACQUIRED ASSETS OR THAT IS THE SUBJECT OF ANY OTHER LEASE OR CONTRACT TO BE ASSUMED BY BUYER AT THE CLOSING, THE ENVIRONMENTAL CONDITION OF ANY REAL PROPERTY UNDERLYING ANY OF THE ACQUIRED ASSETS THAT ARE TO BE TRANSFERRED TO BUYER AT CLOSING OR ARE THE SUBJECT OF ANY REAL PROPERTY LEASE TO BE ASSUMED BY BUYER AT THE CLOSING, THE ZONING OF ANY SUCH REAL PROPERTY OR IMPROVEMENTS, THE VALUE OF THE ACQUIRED ASSETS (OR ANY PORTION THEREOF), THE TERMS, AMOUNTS, VALIDITY OR ENFORCEABILITY OF ANY ASSUMED LIABILITIES, THE COLLECTIBILITY OF THE ACCOUNTS RECEIVABLE, OR THE FITNESS OF THE PERSONAL PROPERTY OR ANY OTHER PORTION OF THE ACQUIRED ASSETS FOR ANY PARTICULAR PURPOSE. BUYER FURTHER ACKNOWLEDGES THAT NEITHER ANY SELLER NOR ANY OF THEIR RELATED PERSONS OR AFFILIATES HAS MADE OR WILL MAKE ANY REPRESENTATION OR WARRANTY IN ANY ANCILLARY AGREEMENT.

     7.2 Survival of Representations and Warranties. None of the representations or warranties of Sellers set forth in this Agreement or in any certificate delivered pursuant to Section 13.3(a) or Section 13.3(b) shall survive the Closing.

                                   ARTICLE 8
                              COVENANTS OF SELLERS

     Sellers hereby covenant to Buyer as follows:

     8.1 Actions Before Closing. Sellers shall use commercially reasonable efforts to perform and satisfy all conditions to Buyer's obligations to consummate the transactions contemplated by this Agreement that are to be performed or satisfied by Sellers under this Agreement.

     8.2 Conduct of Business Before the Closing Date. Without the prior written consent of Buyer and, to the extent required, the authorization of the Bankruptcy Court, after notice and a hearing, between the date hereof and the Closing Date, Sellers shall not, except as required or expressly permitted pursuant to the terms hereof or of any Ancillary Agreement, make any material change in the Acquired Assets, taken as a whole, or enter into any transaction other than an Alternative Transaction other than in the ordinary course of business consistent with past practices. Except as may be required by the Bankruptcy Court and approved by Buyer, from the date hereof until the Closing, Sellers shall conduct the LTV Tubular Business in the ordinary course consistent with past practice since December 29, 2000. Between the date of this Agreement and the Closing, Sellers shall not, without Buyer's consent, enter into any Contract that would have been required to be listed on Schedule 5.9 had such Contract been in effect on the date hereof. Upon such consent being given and any Seller entering into any such Contract, Schedule 5.9 and, if applicable,
Schedule 5.4 shall automatically be amended to include such Contract.

     8.3 Sale Order. Sellers shall obtain an entry by the Bankruptcy Court of an Order approving the sale of the Acquired Assets to Buyer substantially in the form of Exhibit B hereto (the "Sale Order").

     8.4 Consents and Approvals. Sellers shall use commercially reasonable efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governments, and of all other Persons, required to be obtained by Sellers in connection with the execution, delivery and performance by them of this Agreement; provided, however, that nothing in this Agreement shall impose on any Seller any obligation to negotiate with, to obtain the consent of, or to obtain any waiver from, the USWA or any other labor union.

     8.5 Access to Properties, Books and Records; Confidentiality. Sellers shall afford to Buyer, and to the accountants, counsel and representatives of Buyer, reasonable access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement pursuant to
Article 14) to all books and records of Sellers relating to the LTV Tubular Business (to the extent permitted under Law). Upon reasonable prior notice, Sellers shall also afford Buyer reasonable access, during normal business hours, to the LTV Tubular Business, all operations of the LTV Tubular Business and to all Acquired Assets throughout the period prior to the Closing Date. The rights of access contained in this Section 8.5 are granted subject to, and on, the following terms and conditions: (a) any such investigation shall not include physical testing or sampling, other than (i) with the prior written consent of Sellers, or (ii) as provided in Section 10.1, and shall be exercised in such a manner as not to interfere unreasonably with the operation of the LTV Tubular Business; (b) during the period from the date hereof to the Closing Date, all information provided to Buyer or its agents or representatives by or on behalf of Sellers or their agents or representatives (whether pursuant to this Section
8.5 or otherwise) shall be governed by and subject to the Confidentiality Agreement, dated as of June 13, 2002, between Buyer and Parent (the "Confidentiality Agreement"); and (c) such rights of access shall not affect or modify the conditions set forth in Article 13 in any way.

     8.6 Phase I Environmental Site Assessments. Sellers shall cause the Phase I Environmental Site Assessment for each of the five facilities constituting the LTV Tubular Plants, each prepared by Civil & Environmental Consultants, Inc. and dated June 28, 2002, to be certified to and for the benefit of Buyer and JP Morgan Chase individually and as agent for Buyer's banking group in a statement of reliance letter substantially in the form of Schedule 8.6(a), and subject to the qualifications set forth on Schedule 8.6(b), specify thereon adherence to ASTM Designation E-1527-00.

     8.7 Additional Cure Costs. Sellers shall, on or prior to the Closing, cure or make provision to cure any and all monetary defaults under the Assigned Contracts greater than Aggregate Cure Costs that are required to be cured under the Bankruptcy Code, so that such Contracts may be assumed by Sellers and assigned to Buyer in accordance with the provisions of section 365 of the Bankruptcy Code.

     8.8 Inventory. The physical quantities at the various LTV Tubular Plants will be verified through testing of the perpetual inventory records, on a representative sample basis consistent with the past practices of LTV, not more than three (3) days before the anticipated

Closing Date, with representatives of Sellers and Buyer present. Inventory at warehouses and processors will be verified by written confirmation from the warehouse or processor.

     8.9 Further Assurances. Upon the request and at the sole expense of Buyer at any time after the Closing Date, Sellers shall execute and deliver such documents as Buyer or its counsel may reasonably request to effectuate the purposes of this Agreement.

     8.10 Notification of a Breach. Between the date of this Agreement and the Closing Date, Sellers shall promptly notify Buyer in writing if any of the Sellers become aware of 1. any fact or condition that causes or constitutes a breach of any of Sellers' representations and warranties made as of the date of this Agreement or 1. the occurrence after the date of this Agreement of any fact or condition that would or be reasonably likely to (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence of, or Sellers' discovery of, such fact or condition. Should any fact or condition require any change to a Schedule, Sellers shall promptly take any action required by and in accordance with Section 16.3. During the same period, Sellers also shall promptly notify Buyer of the occurrence of any breach of any covenant of Sellers in this Article 8.

                                   ARTICLE 9
                               COVENANTS OF BUYER

     Buyer hereby covenants to Sellers as follows:

     9.1 Actions Before Closing Date. Buyer shall use all commercially reasonable efforts to perform and satisfy all conditions to Sellers' obligations to consummate the transactions contemplated by this Agreement that are to be performed or satisfied by Buyer under this Agreement.

     9.2 Consents and Approvals. Buyer shall use all commercially reasonable efforts to obtain all consents and approvals of all Governments, and all other Persons, required to be obtained by Buyer to effect the transactions contemplated by this Agreement. Buyer shall promptly take all actions as are reasonably requested by Sellers to assist in obtaining the Bankruptcy Court's entry of the Sale Order, including, without limitation, furnishing affidavits, financial information or other documents or information for filing with the Bankruptcy Court and making Buyer's employees and representatives available to testify before the Bankruptcy Court.

     9.3 Adequate Assurances Regarding Assigned Contracts. With respect to each Assigned Contract, to the extent requested by the Bankruptcy Court, Sellers or the counterparty to such Contract, Buyer shall provide the Bankruptcy Court, Sellers or such counterparty, as the case may be, adequate assurance of the future performance of such Assigned Contract by Buyer.

     9.4 Cure of Defaults. Buyer shall, on or prior to the Closing, cure any and all defaults under the Assigned Contracts that are required to be cured under the Bankruptcy Code, so that such Contracts may be assumed by Sellers and assigned to Buyer in accordance with the provisions of section 365 of the Bankruptcy Code; provided, however, that Buyer shall not be required to expend in excess of the Aggregate Cure Costs to cure such defaults.

     9.5 Access to Business Records. From and after the Closing Date for a period of not more than seven (7) years, Buyer shall provide to Sellers and their attorneys, accountants and other representatives (after reasonable notice and during normal business hours and without charge to Sellers) such access to the Business Records as Sellers may reasonably deem necessary. Such access shall include, without limitation, access to any computerized information systems that contain data regarding the Acquired Assets. In addition, Buyer acknowledges that Sellers have the right to retain originals or copies of the Business Records.

     9.6 Union Agreement. Buyer will offer to enter into collective bargaining agreements with the USWA for the Counce Plant, the Elyria Plant, the Ferndale plant and the Youngstown Plant which offer wages and welfare benefits to current active employees that are not less favorable to such employees than the wages and welfare benefits proposed by Buyer to the USWA in drafts dated August 30, 2002 at their first meeting, and will use commercially reasonable efforts to enter into such collective bargaining agreements on or prior to October 25, 2002.

                                   ARTICLE 10
                              ENVIRONMENTAL MATTERS

     10.1 Additional Environmental Investigation.

     (a) Buyer has engaged MECX, LLC (the "Environmental Consultant"), pursuant to the terms of a letter agreement dated October 1, 2002 (the "Assessment Agreement"), to prepare a work plan for a Phase II environmental assessment of each LTV Tubular Plant (each, a "Work Plan") and, subject to the terms of this Section 10.1, to carry out an environmental site assessment pursuant to each such Work Plan and prepare a report of the findings arising therefrom for each LTV Tubular Plant. The Assessment Agreement shall not be amended or modified without Seller's consent. Buyer shall cause the Environmental Consultant to carry out all work pursuant to the terms of this Section 10.1.

     (b) Buyer has caused the Environmental Consultant to complete Work Plans for a Phase II evaluation for each LTV Tubular Plant and deliver copies thereof to Parent prior to the date hereof. Each Work Plan was prepared at Buyer's sole expense and specifies in reasonable detail all actions to be taken by the Environmental Consultant including, without limitation, the area of concern, the location at which soil and water samples are to be taken, the nature of the types of samples to be taken, the procedures to be followed in performing the sampling, the parameters for which sampling is to be performed and the frequency of sampling at each sampling location.

     (c) Buyer and Parent shall jointly review all Work Plans and may, but shall not be required to, agree on any modification thereto. On or prior to October 21, 2002, Parent shall notify Buyer whether any Work Plan (with such modifications, if any, as have been agreed to) is unacceptable.

     (d) At any time after the conditions contained in Sections 13.2(d) and 13.3(c) have been satisfied or waived (the date of such satisfaction, the "Satisfaction Date"),

          Buyer may cause the Environmental Consultant to carry out a site assessment in accordance with each Work Plan (each, a "Site Assessment"). Any such Site Assessment which Buyer elects to have conducted shall be limited solely to those activities described on the Work Plan; provided, however, that additional activities proposed by the Environmental Consultant may be added to the Site Assessment if
          (i) such additional activities will not delay delivery of the Environmental Report beyond January 10, 2003; (ii) such additional activities address potential Required Response Conditions disclosed by the Site Assessment; and (iii) Parent gives its consent, which shall not be unreasonably delayed or withheld. Each Site Assessment shall be conducted at Buyer's sole cost and expense. Buyer shall be responsible, at its sole cost and expense, for the management and disposal of any wastes generated by Environmental Consultant during any Site Assessment in compliance with all applicable laws and for restoring the condition of any part of any LTV Tubular Plant that is disturbed as a result of the Site Assessment. Parent shall permit the Environmental Consultant access to the LTV Tubular Facilities to carry out the Site Assessments and will use commercially reasonable efforts to facilitate Site Assessments (without interfering with normal plant operations). Parent (or its agents) shall be permitted to observe all aspects of each Site Assessment. The Environmental Consultant shall complete each Site Assessment and deliver a report to Buyer and to Parent (each, an "Environmental Report") as promptly as practicable, and in any event on or prior to January 10, 2003; provided, however, that the due date for each Environmental Report shall be extended beyond January 10, 2003 by one (1) day for each day by which the Satisfaction Date is after October 28, 2002, up to a maximum of 44 days.

     (e) Each Environmental Report shall identify those sets of circumstances and conditions, if any, that create a current affirmative obligation under applicable Environmental Laws to undertake some Response Action (each, a "Required Response Condition") and contain an estimate of the cost of the most cost-effective Response Action, if any, required under Environmental Laws to bring the Required Response Condition into compliance with standards applicable to industrial properties, assuming such LTV Tubular Plant remains in operation as a manufacturing facility (the "Cost Estimate"). In preparing each Cost Estimate, the Environmental Consultant shall (i) apply the most cost-effective standards applicable to industrial locations, including risk-based assessments, (ii) assume all required expenditures will be made at the latest time consistent with Environmental Laws, (iii) discount all future expenditures to take into account the time value of money using an 6% discount rate, and (iv) identify the specific cost (as opposed to a range of costs) that, in its professional judgment, represents for each Required Response Condition the median (50th percentile) statistical probability occurrence of the cost of remediation. The Cost Estimate for any LTV Tubular Plant covered by any Environmental Report not timely delivered shall be $0.

     (f) If the sum of the Cost Estimates is less than $2.0 million, Buyer and Parent shall have no further rights under this Section 10.1 and there shall be no Environmental Escrow Fund. If the sum of the Cost Estimates exceeds $2.0 million, then (i) at Closing Buyer shall place into escrow a portion of the Purchase Price equal to the sum of (x) fifty percent (50%) of that portion of the Cost Estimates that is greater than $2.0 million, but less than $6.0 million, plus (y) one-hundred percent (100%)

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          of that  portion  of the Cost  Estimates  that is  greater  than  $6.0 million (the sum of these amounts being the "Environmental Escrow Fund"); (ii) Buyer and Seller shall have no further rights under this
          Section 10.1; and (iii) the provisions of Section 10.2 shall apply.

     10.2 Environmental Escrow. If Buyer is required to fund the Environmental Escrow Fund at Closing, at Closing Buyer and Seller shall enter into an escrow agreement having the following terms and conditions (the "Environmental Escrow Agreement"):

     (a) The Environmental Escrow Fund shall be deposited by Buyer at the Closing.

     (b) The Escrow Agent shall be authorized, upon delivery by Buyer of a proper certificate, to periodically release to Buyer from the Environmental Escrow Fund an amount equal to the Sellers' Portion of any Appropriate Environmental Expense. "Sellers' Portion" means (i) zero percent (0%) of the cumulative Appropriate Environmental Expenses up to $2.0 million; (ii) 50% of the cumulative Appropriate Environmental Expenses in excess of $2.0 million but not in excess of $6.0 million; and (iii) one-hundred percent (100%) of the excess of the cumulative Appropriate Environmental Expenses over $6.0 million, up to the full amount of the Environmental Escrow Fund. "Appropriate Environmental Expense" means (x) costs actually incurred by Buyer to remediate a Required Response Condition into compliance with standards applicable to industrial properties and applying the most cost-effective remediation program consistent with applicable Environmental Laws and (y) (without duplication) the net present value (using a 6% annual discount rate) of costs to be incurred by Buyer to remediate a Required Response Condition where the most cost-effective means of remediation will require expenditures beyond the second anniversary of the Closing Date. Appropriate Environmental Expenses described in clause (y) of the definition thereof shall be calculated, and the Sellers' Portion thereof shall be withdrawn from the Environmental Escrow Fund, immediately prior to the second anniversary of the Closing Date.

     (c) Upon the earlier to occur of (i) substantial completion of the remediation of all Required Response Conditions, or (ii) the second anniversary of Closing, all remaining funds in the Environmental Escrow Fund would be released to the Sellers.

     (d) Terms and conditions not pertaining to the release of the Environmental Escrow Fund will be substantially similar to the terms and conditions of the Deposits Escrow Agreement; provided, however, that Buyer shall have the right to collaterally assign its rights in substantially the same manner as provided by Section 16.1.

                                   ARTICLE 11
                                ANTITRUST MATTERS

     Buyer hereby covenants to Sellers, and Sellers hereby covenant to Buyer, as follows:

     11.1 Antitrust Filings. Subject to the terms and conditions of this Agreement, each party shall use its commercially reasonable efforts to 1. take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Laws to consummate

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
the transactions contemplated by this Agreement; 1. file a Notification and Report Form pursuant to the HSR Act within five Business Days after the date hereof; 1. supply as promptly as practicable any additional information and documentary material that may be requested or required pursuant to any Antitrust Law, including, without limitation, the HSR Act; and 1. cause the expiration or termination of the applicable waiting periods under the HSR Act or any other Antitrust Law as soon as practicable.

     11.2 Cooperation; Confidentiality Agreement. In connection with the efforts referenced in Section 11.1 to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, each of the parties shall use commercially reasonable efforts to 1. cooperate with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; 1. keep the other parties informed in all material respects of any material communication received by such party from, or given by such party to, any Government and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and
1. permit the other party to review any material communication given to it by, and consult with each other in advance of any meeting or conference with any Government, including, without limitation, in connection with any proceeding by a private party. The foregoing obligations in this Section 11.2 shall be subject to the Confidentiality Agreement and any attorney-client, work product or other privilege, and each of the parties hereto shall coordinate and cooperate fully with the other parties hereto in exchanging such information and providing such assistance as such other parties may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods under Antitrust Law. The parties will not take any action that will have the effect of delaying, impairing or impeding the receipt of any required authorizations, consents, Orders or approvals. "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other Laws and Orders that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition. "Antitrust Approval" means any approval or consent of any Government required under any applicable Antitrust Law or the expiration or termination of any applicable waiting period under any applicable Antitrust Law.

     11.3 Objections or Other Challenges. If any objections are asserted with respect to the transactions contemplated hereby under any Antitrust Law or if any suit is instituted by any Government or any private party challenging any of the transactions contemplated hereby as violative of any Antitrust Law, each of the parties shall use commercially reasonable efforts to resolve such objections or challenge as such Government or private party may have to such transactions under such Antitrust Law, including to vacate, lift, reverse or overturn any Order, whether temporary, preliminary or permanent, so as to permit consummation of the transactions contemplated by this Agreement.

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
                                   ARTICLE 12
                                      TAXES

     12.1 Taxes Related to Purchase of Assets. All state and local sales, use, gross-receipts, transfer, gains, excise, value-added or other similar Taxes in connection with the transfer of the Acquired Assets, and all recording and filing fees that may be imposed by reason of the sale, transfer, assignment and delivery of the Acquired Assets and that are not exempt under section 1146(c) of the Bankruptcy Code (collectively, "Transaction Taxes"), shall be paid by Buyer on or prior to their due date.

     12.2 Proration of Real and Personal Property Taxes. All real and personal property taxes and assessments on the Acquired Assets for any taxable period commencing prior to the day immediately preceding the Closing Date (the "Adjustment Date") and ending after the Adjustment Date (a "Straddle Period"), a complete list of which has been attached by Sellers as Schedule 12.2, shall be prorated between Buyer and Sellers as of the close of business on the Adjustment Date based on the best information then available, with 1. Sellers being liable for such Taxes attributable to any portion of a Straddle Period ending prior to the Adjustment Date and 1. Buyer being liable for such Taxes attributable to any portion of a Straddle Period beginning on or after the Adjustment Date. Information available subsequent to the Adjustment Date that alters the amount of Taxes due with respect to a Straddle Period will not be taken into account and will not affect the amount of Taxes allocated to Sellers or Buyer. All such prorations shall be allocated so that items relating to the portion of a Straddle Period ending prior to the Adjustment Date shall be allocated to Sellers based upon the number of days in the Straddle Period prior to the Adjustment Date and items related to the portion of a Straddle Period beginning on or after the Adjustment Date shall be allocated to Buyer based upon the number of days in the Straddle Period from and after the Adjustment Date; provided, however, that the parties shall allocate any real property Tax in accordance with section 164(d) of the Code. The amount of all such prorations that must be paid in order to convey the Acquired Assets to Buyer free and clear of all Liens other than Permitted Liens shall be calculated and paid on the Closing Date; all other prorations shall be calculated and paid as soon as practicable thereafter.

     12.3 Cooperation on Tax Matters. Buyer and Sellers shall furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to the LTV Tubular Business as is reasonably necessary for the preparation and filing of any Tax Return, claim for refund or other required or optional filings relating to Tax matters, for the preparation for and proof of facts during any Tax audit, for the preparation for any Tax protest, for the prosecution or defense of any suit or other proceeding relating to Tax matters and for the answer to any governmental or regulatory inquiry relating to Tax matters.

     12.4 Retention of Tax Records. After the Closing Date and until the expiration of all statutes of limitation applicable to Sellers' liabilities for Taxes, Buyer shall retain possession of all accounting, business, financial and Tax records and information that (a) relate to the Acquired Assets and are in existence on the Closing Date and (b) come into existence after the Closing Date but relate to the Acquired Assets before the Closing Date, and Buyer shall give Sellers notice and an opportunity to retain any such records in the event that Buyer determines to destroy or dispose of them during such period. In addition, from and after the Closing Date, Buyer shall provide to Sellers and their attorneys, accountants and other representatives (after

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
reasonable notice and during normal business hours and without charge to Sellers) access to the books, records, documents and other information relating to the Acquired Assets as Sellers may reasonably deem necessary to (i) properly prepare for, file, prove, answer, prosecute and defend any Tax Return, claim, filing, tax audit, tax protest, suit, proceeding or answer or (ii) administer or complete any cases under chapter 11 of the Bankruptcy Code of or including Sellers. Such access shall include, without limitation, access to any computerized  information  systems  that  contain  data  regarding  the Acquired
Assets.

     12.5 Allocation of Purchase Price and Purchase Price Allocation Forms. Buyer and Sellers shall allocate the Purchase Price, the Assumed Liabilities and other relevant items among the Acquired Assets in accordance with section 1060 of the Code (the "Allocation") as soon as reasonably practicable after the date hereof. Such allocation shall be solely for purposes of federal taxation. Sellers and Buyer shall cooperate in filing with the Internal Revenue Service their respective Forms 8594 as provided for in section 1060 of the Code and any other form required to be filed with any Government on a basis consistent with the Allocation, and Buyer and Sellers shall reflect the Allocation on any relevant Tax Returns required to be filed as a result of the transactions contemplated hereby.

                                   ARTICLE 13
                 CONDITIONS PRECEDENT TO PERFORMANCE BY PARTIES

     13.1 Conditions Precedent to Performance by Sellers and Buyer. The respective obligations of Sellers and Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (other than the condition contained in Section 13.1(a), the satisfaction of which cannot be waived), on or prior to the Closing Date, of the following conditions:

     (a) Sale Order. The Bankruptcy Court shall have entered the Sale Order, and no Order staying, reversing, modifying or amending the Sale Order shall be in effect on the Closing Date.

     (b) Antitrust Approvals. The applicable waiting periods under the HSR Act and any other Antitrust Law shall have expired or terminated.

     (c) No Violation of Orders. No preliminary or permanent injunction or other Order that declares this Agreement or any of the other Ancillary Agreements invalid or unenforceable in any respect or that prevents the consummation of the transactions contemplated hereby or thereby shall be in effect.

     13.2 Conditions Precedent to Performance by Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions, any one or more of which may be waived by Parent in its sole discretion:

     (a) Representations and Warranties of Buyer. All representations and warranties made by Buyer in this Agreement shall be true and correct on and as of the Closing Date as if again made by Buyer on and as of such date (except for those representations and warranties that
          expressly   relate  to  a   particular   date,   in  which  case
          such representations and warranties shall have been true and correct as of such date), except for failures to be true and correct as of such date that have not resulted in a material adverse effect on Buyer's ability to execute and deliver this Agreement or its ability to perform its obligations hereunder, and Sellers shall have received a certificate dated as of the Closing Date and signed by the President of Buyer to that effect.

     (b) Performance of the Obligations of Buyer. Buyer shall have performed in all material respects all obligations required under this Agreement to be performed by it on or before the Closing Date (except with respect to the obligation to pay the Purchase Price in accordance with the terms of this Agreement, which obligation shall be performed in all respects as required under this Agreement), and Sellers shall have received a certificate dated as of the Closing Date and signed by the President of Buyer to that effect.

     (c) Cure of Defaults. Buyer shall, on or prior to the Closing, have cured any and all defaults under the Assigned Contracts that are required to be cured under the Bankruptcy Code and have provided all assurances of future performance required to be provided by Buyer hereunder, so that the Assigned Contracts may be assumed by Sellers and assigned to Buyer in accordance with the provisions of section 365 of the Bankruptcy Code; provided, however, that Buyer shall not have been required to expend more than the Aggregate Cure Costs to cure such defaults.

     (d) USWA Agreements. Buyer shall have entered into agreements with the USWA recognizing it as the bargaining representative for the employees with the existing bargaining units of the Counce Plant, the Elyria Plant and the Youngstown Plan, Buyer shall have entered into agreements with the USWA establishing the terms and conditions of employment at such plants as of the Closing, and the USWA shall have waived any right to bid on the Counce Plant.

     (e) Environmental Condition. Parent shall have no further termination rights under Section 14.2(a)(vii) or Section 14.2(a)(viii).

     13.3 Conditions Precedent to the Performance by Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions, any one or more of which may be waived by Buyer in its sole discretion:

     (a) Representations and Warranties of Sellers. All representations and warranties made by Sellers in this Agreement shall be true and correct on and as of the Closing Date as if again made by Sellers on and as of such date (except for those representations and warranties that expressly relate to a particular date, in which case such representations and warranties shall have been true and correct as of such date), except for any such failures to be true and correct as would not result, individually or in the aggregate, in a Material Adverse Effect; and Buyer shall have received a certificate dated the Closing Date and signed by the President or a Vice President of each of Sellers to that effect.

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
     (b) Performance of the Obligations of Sellers. Sellers shall have performed in all material respects all obligations required under this Agreement to be performed by them on or before the Closing Date (except with respect to the obligation to cure defaults under the Assigned Contracts in accordance with the terms of Section 8.7 of this Agreement, which obligation shall be performed in all respects as required under this Agreement), and Buyer shall have received a certificate dated the Closing Date and signed by the President or a Vice President of each of Sellers to that effect.

     (c) USWA Agreements. Buyer shall have entered into one or more collective bargaining agreements, and to the extent required, each such agreement shall have been ratified with the USWA for the Counce Plant, the Elyria Plant, the Ferndale plant and the Youngstown Plant.

     (d) Environmental Condition. Buyer shall have no further termination rights under Section 14.2(a)(iv).

     (e) Financial Statements. Sellers shall have delivered to Buyer financial statements of the LTV Tubular Business for the nine month period ending September 30, 2002 that meet the requirements of Regulation S-X, 17 CFR ss. 210 and that have been audited by E&Y.

                                   ARTICLE 14
                      TERMINATION AND EFFECT OF TERMINATION

     14.1 Right of Termination. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated only as provided in this
Article 14. In the case of any such termination, the terminating party shall give notice to the other party specifying the provision pursuant to which the Agreement is being terminated.

     14.2 Termination Without Default.

     (a)  This Agreement may be terminated at any time before Closing:

          (i) by mutual consent of Parent and Buyer, given in accordance with Sections 16.8;

          (ii) by Buyer, on any date that is after January 15, 2003 (the "Termination Date"), if any condition contained in Section 13.1 has not been satisfied or waived as of such time; provided, however, that Buyer shall not have the right to terminate this Agreement under this Section 14.2(a)(ii) if Buyer's failure to fulfill any of its obligations under this Agreement is the reason that the Closing has not occurred on or before said date;

          (iii)by Buyer, on any date after October 25, 2002 and prior to November 2, 2002, if the condition contained in Section 13.3(c) has not been satisfied; provided, however, that Buyer shall not have the right to terminate this Agreement under this Section 14.2(a)(iii) if Buyer's failure to fulfill any of its obligations under Section 9.6 is the reason that satisfaction of such condition has not occurred;

          (iv) By Buyer, at any time prior to January 10, 2003, if the sum of the Cost Estimates exceeds $20.0 million;

          (v) by Parent, on any date that is after the Termination Date, if any condition contained in Section 13.1 has not been satisfied or waived as of such time; provided, however, that Parent shall not have the right to terminate this Agreement under this Section 14.2(a)(v) if Sellers' failure to fulfill any of their obligations under this Agreement is the reason that the Closing has not occurred on or before said date;

          (vi) by Parent, on any date at any time after October 25, 2002, if the condition contained in Section 13.2(d) has not been satisfied;

          (vii)by Parent, at any time prior to October 21, 2002, automatically upon notice to Buyer as permitted by Section 10.1(c) that any Work Plan is unacceptable to Parent;

          (viii) By Parent, at any time prior to January 10, 2003, if the sum of the Cost Estimates exceeds $10.0 million; or

          (ix) by either Buyer or Parent, immediately upon an Order becoming final and non-appealable that declares this Agreement or any of the Ancillary Agreements invalid or unenforceable in any material respect or that prevents the consummation of the transactions contemplated hereby or thereby (a "Termination Order"); provided, however, that neither Parent nor Buyer shall have the right to terminate this Agreement pursuant to this Section 14.2(a)(ix) if such party or any of its Affiliates has sought entry of, or has failed to use all commercially reasonable efforts to oppose entry of, such Termination Order.

     (b) The Termination Date and the dates specified in each of Section 14.2(a)(iv) and Section 14.2(a)(viii) shall be extended by one (1) day for each day by which the Satisfaction Date is after October 28, 2002, up to a maximum of 44 days.

     (c) If this Agreement is terminated pursuant to Section 14.2(a), (i) the Deposits, together with any interest accrued thereon, shall be returned to Buyer, (ii) this Agreement shall become null and void and have no effect (other than this Article 14, Article 15, Article 16 and
          Article 17, which shall survive termination), and (iii) none of Sellers, Buyer or any of their respective Related Parties shall have any liability or obligation arising under or in connection with this Agreement.

     14.3 Effect of Failure of Sellers' Conditions to Closing. If, after the Termination Date and before Closing (so long as Sellers' failure to fulfill any of their obligations under this Agreement has not been the reason that the Closing shall not have been consummated on or before such date), any condition contained in Section 13.2(a), Section 13.2(b), Section 13.2(c) or Section 13.2(e) has not been satisfied or waived by Parent, then:

     (a) If the failure of the condition is due to Buyer's willful failure to perform its obligations hereunder, Parent shall have the right, subject to the waiver by Parent or satisfaction of the conditions contained in Section 13.1, to obtain an Order requiring Buyer to specifically perform all of its obligations under this Agreement.

     (b) If the failure of the condition is due to any inaccuracy of any of Buyer's representations or warranties or to Buyer's failure to perform its obligations hereunder for any reason, then Parent may (i) terminate this Agreement; (ii) retain the Deposits, together with any interest accrued thereon, as agreed damages and without the necessity for proof of actual damages; and (iii) pursue any other remedies available to Sellers at Law and Seller shall be able to recover damages, if proven, provided, however, that in no event shall the amounts paid to Sellers pursuant to clauses (ii) and (iii) of this
          Section 14.3(b) exceed $13.0 million; provided, further, that Sellers shall not have the right to terminate this Agreement under this
          Section 14.3(b) if Sellers' failure to fulfill any of its obligations under this Agreement has been the reason that the Closing has not been consummated on or before said date.

     14.4 Effect of Failure of Buyer's Conditions to Closing.

     (a) Buyer may terminate this Agreement at any time after the Termination Date and before Closing if any condition contained in Section 13.3(a),
          Section 13.3(b), Section 13.3(d) or Section 13.3(e) has not been satisfied or waived as of such time; provided, however, that Buyer shall not have the right to terminate this Agreement under this
          Section 14.4(a) if Buyer's failure to fulfill any of its obligations under this Agreement has been the reason that the Closing has not been consummated on or before said date.

     (b) If this Agreement is terminated pursuant to Section 14.4(a), (i) the Deposits, together with any interest accrued thereon, shall be returned to Buyer, (ii) Sellers shall reimburse Buyer for its actual, reasonable and documented out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby, up to a maximum of $1.5 million, (iii) this Agreement shall become null and void and have no effect (other than this Article 14,
          Article 15, Article 16 and Article 17, which shall survive termination) and (iv) except as specifically provided in this Section 14.4(b), none of Sellers, Buyer or any of their respective Related Parties shall have any liability or obligation arising under or in connection with this Agreement.

     14.5 Termination on Alternative Transaction.

     (a)  This  Agreement may be terminated at any time before Closing by either
          Buyer  or  Parent,   upon  Sellers'   consummating   any   Alternative
          Transaction.

     (b) If this Agreement is terminated pursuant to Section 14.5(a), (i) the Deposits, together with any interest accrued thereon, shall be returned to Buyer, (ii) Sellers shall pay Buyer a break-up fee equal to $2,200,000, (iii) this Agreement shall become null and void and of no effect (except for this Article 14, Article 15, Article 16 and Article 17, which shall survive termination), and (iv) except as provided in this Section 14.5(b), none of Buyer, Sellers or their respective Related Parties shall have any liability or obligation arising under or in connection with this Agreement.

                                   ARTICLE 15
                                 INDEMNIFICATION

     15.1 Indemnification by Buyer. Buyer shall indemnify, defend and hold Sellers and their respective Affiliates and Related Persons (each, an "Indemnitee") harmless from and against any and all losses, Claims, damages, costs and expenses (including, without limitation, interest, penalties, attorneys' and accountants' fees and investigation costs) (collectively, "Losses") incurred by any Indemnitee as a result of, arising from or related to:

     (a) the operation of the LTV Tubular Business or the ownership and use of the Acquired Assets from and after the Closing;

     (b) any failure by Buyer to assume, pay, perform and discharge the Assumed Liabilities from and after the Closing;

     (c) Buyer's or Buyer's Related Persons' or the Environmental Consultant's entry upon the Real Property in connection with their exercise of the right of access pursuant to Section 8.5, Section 10.1 or any and all other activities undertaken by Buyer or Buyer's Related Persons or the Environmental Consultant on or with respect to any such Real Property;

     (d) any inaccuracy of any representation or warranty made by Buyer in this Agreement or any of the Ancillary Agreements; and

     (e) any breach of any covenant or undertaking of Buyer contained in this Agreement or any of the Ancillary Agreements.

     15.2 Third-Party Indemnification Procedures. An Indemnitee shall give Buyer prompt written notice of any third-party claim that may give rise to a claim for indemnification under this Article 15. Failure to give prompt notice shall not affect the indemnification obligations hereunder in the absence of actual prejudice. Buyer shall have the right to assume the defense of any such claim through counsel of its own choosing, by so notifying the Indemnitee within 30 days of receipt of the Indemnitee's written notice; provided, however, that Buyer's counsel shall be reasonably satisfactory to the Indemnitee. If an Indemnitee desires to participate in any such defense assumed by Buyer, it may do so at its sole cost and expense, and Buyer and its counsel shall give such Indemnitee and its counsel reasonable access to the relevant records and documents and employees of Buyer in connection therewith. If Buyer does not assume any such defense, it shall be liable for all costs and expenses of defending such claim incurred by any Indemnitee, including reasonable fees and disbursements of counsel. Neither Buyer nor any Indemnitee shall settle, compromise or offer to settle or compromise any claim or demand if such settlement or compromise does not include an irrevocable and unconditional release of all Sellers, their respective Affiliates and Related Parties and Buyer for any Losses arising out of such claim or demand.

                                   ARTICLE 16
                                  MISCELLANEOUS

     16.1  Successors  and  Assigns.   Except  as  otherwise  provided  in  this
Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto, and any such attempted assignment without such prior written consent shall be void and of no force and effect; provided, however, that Buyer is permitted to collaterally assign its rights under this Agreement to its principal lender in order to secure financing; provided further that Buyer may assign the right to acquire the Acquisition Assets (but not Buyer's obligation hereunder) to a direct or indirect wholly-owned subsidiary of Buyer. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

     16.2 Governing Law; Jurisdiction. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the Laws of the State of Ohio (without giving effect to the principles of conflicts of Laws thereof), except to the extent that the Laws of such State are superseded by the Bankruptcy Code. For so long as Sellers are subject to the jurisdiction of the Bankruptcy Court, the parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with the Agreement, and consent to the exclusive jurisdiction of, the Bankruptcy Court. After Sellers are no longer subject to the jurisdiction of the Bankruptcy Court, the parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, any state or federal court having competent jurisdiction over Cuyahoga County, Ohio.

     16.3 Disclosure Schedule Supplements. From time to time prior to the Closing, Sellers shall supplement or amend the Schedules to this Agreement with respect to any matter that, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. The Schedules shall be deemed amended by all such supplements and amendments for all purposes except for purposes of determining whether the conditions set forth in Section 13.3(a) have been satisfied.

     16.4 Mutual Drafting. This Agreement is the result of the joint efforts of Buyer and Sellers, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there is to be no construction against either party based on any presumption of that party's involvement in the drafting thereof.

     16.5 Expenses. Except as otherwise provided herein, each of the parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including, without limitation, any legal and accounting fees, whether or not the transactions contemplated hereby are consummated. Buyer shall pay the cost of all Transaction Taxes payable upon or in connection with, and all surveys, title insurance policies and title reports obtained in connection with, this Agreement and the transactions contemplated thereby and all filing fees required to be paid in connection with any filings made or notices given pursuant to any Antitrust Law.

     16.6 Broker's and Finder's Fees. Each of the parties represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement other than The Blackstone Group, whose fees and expenses shall, as between the parties hereto, be the responsibility of Sellers, and, insofar as such party knows, no other broker or other Person is entitled to any commission or finder's fee in connection with any of these transactions.

     16.7 Severability. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

     16.8 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given:
(a) on the date of service if served personally on the party to whom notice is to be given; (b) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; (c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

             If to any Seller:

                     c/o The LTV Corporation
                     5800 Lombardo Center, Suite 200
                     Seven Hills, Ohio  44131
                     Attention:  General Counsel
                     Facsimile:  (216) 642-4595

             Copy to:

                     Jones, Day, Reavis & Pogue
                     North Point
                     901 Lakeside Avenue
                     Cleveland, Ohio  44114-1190
                     Attention:  Lyle G. Ganske and David D. Watson
                     Facsimile:  (216) 579-0212

             If to Buyer:

                     Maverick Tube Corporation
                     16401 Swingley Ridge Road
                     Seventh Floor
                     Chesterfield, Missouri  63017
                     Attention:  Gregg M. Eisenberg
                                 Chief Executive Officer
                     Facsimile:  (636) 733-1671

             Copy to:

                     Gallop, Johnson and Neuman, L.C.
                           101 S. Hanley
                     Suite 1600
                     St. Louis, Missouri  63105
                     Attention:  Robert H. Wexler
                     Facsimile: (314) 615-6001


     Any party may change its address for the purpose of this Section 16.8 by giving the other party written notice of its new address in the manner set forth above.

     16.9 Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as a furthering or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

     16.10 Public Announcements. No party shall make any press release or public announcement concerning the transactions contemplated by this Agreement without the prior written approval of the other parties, unless a press release or public announcement is required by Law or Order of the Bankruptcy Court. If any such announcement or other disclosure is required by Law or Order of the Bankruptcy Court, the disclosing party shall give the nondisclosing party or parties prior notice of, and an opportunity to comment on, the proposed disclosure. The parties acknowledge that Sellers shall file this Agreement with the Bankruptcy Court in connection with obtaining the Sale Order.

     16.11 Entire Agreement. This Agreement, the Ancillary Agreements, and the Confidentiality Agreement contain the entire understanding among the parties hereto with respect to the transactions contemplated hereby and supersede and replace all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions. All schedules hereto and any documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Agreement as fully as though completely set forth herein.

     16.12 Parties in Interest. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than Sellers and Buyer and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third Persons to Sellers or Buyer. No provision of this Agreement shall give any third Persons any right of subrogation or action over or against Sellers or Buyer.

     16.13 Headings. The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     16.14 Gender and Number. In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

     16.15 Currency. Except where otherwise expressly provided, all amounts in this Agreement are stated and shall be paid in United States currency.

     16.16 Time of Essence. Time is of the essence of this Agreement.

     16.17 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement.

                                   ARTICLE 17
                                   DEFINITIONS

     17.1 Certain Terms Defined. As used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such other Person. Affiliate as it relates to Sellers shall include, without limitation, Copperweld Corporation and its subsidiaries.

     "Alternative Transaction" means a transaction involving a sale of all or substantially all of the LTV Tubular Business or the Acquired Assets by Sellers to a purchaser or purchasers other than Buyer.

         "Ancillary Agreements" means the Deposits Escrow Agreement.

     "Business Day" means any day other than Saturday, Sunday and any day that is a legal holiday or a day on which banking institutions in Cleveland, Ohio are authorized by Law or other Government action to close.

         "Code" means the Internal Revenue Code of 1986, as amended.

     "Consent" means any consent, approval, authorization, qualification, waiver or notification of a Government or any other Person.

     "Contract" means any written or oral contract, agreement, lease, license, commitment, undertaking or arrangement, whether express or implied.

     "Counce Plant" means the facility owned by LTV Steel at Counce, Tennessee.

         "Deposits Escrow Agreement" means the escrow agreement by and between Buyer and Parent, dated as of even date herewith.

         "Elyria Plant" means the facility owned by LTV Steel at Elyria, Ohio.

     "Environmental Laws" means all currently existing federal, state, provincial, municipal, local and foreign statutes, ordinances, rules, Orders, regulations and other provisions having the force of law, all judicial and administrative Orders and determinations, and all common law concerning pollution, protection of the environment, or any health or safety matter, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any Hazardous Materials.

     "Escrow Agent" means the escrow agent under the Deposits Escrow Agreement.

     "Government" means any agency, division, subdivision, audit group, procuring office or governmental or regulatory authority in any event or any adjudicatory body thereof, of the United States, any state thereof or any foreign government, including the employees and agents thereof.

     "Hazardous Materials" means and includes any hazardous or toxic substance or waste or any contaminant or pollutant regulated under Environmental Laws, including, but not limited to, "hazardous substances" as currently defined by the Comprehensive Environmental Response Compensation and Liability Act, as amended, "hazardous wastes" as currently defined by the Resource Conservation and Recovery Act, as amended, natural gas, petroleum products or byproducts and crude oil.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Improvements"  means  the  buildings,   improvements  and  structures  now
existing on the Real Property or demised under the Real Estate Leases.

     "Knowledge of Sellers," "Sellers' Knowledge" or any other similar term or knowledge qualification means the actual knowledge of J. D. Turner, D. E. Young,
D. L. Carroll, D. D. Egleston, T. R. Heyward and E. R. Pocci.

     "Lien" means any mortgage, pledge, charge, security interest, encumbrance, lien (statutory or other) or conditional sale agreement.

     "LTV Labor Agreements" means all Contracts that are past or present collectively bargained labor agreements of any kind or description, including without limitation, the following kinds of collectively bargained labor agreements: basic labor agreements; settlement agreements; local seniority agreements; local working condition agreements; published or unpublished side letter agreements or memorandums of understanding; pension agreements; neutrality agreements; retirement savings agreements; gainsharing agreements; profit sharing agreements; incentive plan agreements; supplemental unemployment benefit agreements; bonus agreements; voluntary employee benefit association agreements; medical, hospitalization, vision, dental, or prescription drug agreements; long or short term disability agreements; life insurance agreements; accidental death or dismemberment agreements; and any trust, fund, plan, account, escrow or other agreement related to any past or present collectively bargained labor agreement whether applicable to current employees, retirees, spouses or dependents.

     "LTV Tubular Plants" means the Counce Plant, the Elyria Plant, the Youngstown Plant, the facility owned by LTV Steel at Ferndale, Michigan and the facility owned by Georgia Tubing Corporation at Cedar Springs, Georgia.

     "Permitted Liens" means: (i) all Liens set forth on Schedule 17.1, provided that, such term shall not include standard preprinted exceptions shown on any title commitment covering the LTV Tubular Plants and any deeds of trust, mortgages, leases from the Ohio Air Quality Development Authority, security interests or other monetary liens (other than as set forth in clauses (ii) through (vi) of this paragraph), all of which Sellers shall cause to be removed and deleted from Buyer's title insurance policy to be issued at Closing; (ii) Liens for Taxes, assessments and Government or other similar charges that are not yet due and payable or that, although due and payable, are being contested in good faith; (iii) Liens related solely to the Assumed Liabilities; (iv) from the date hereof until the Closing, Liens that will attach to proceeds of this sale under this Agreement pursuant to section 363 of the Bankruptcy Code or that will not survive the Closing; (v) such covenants, conditions, restrictions, easements, encroachments or encumbrances, or any other state of facts, that in the aggregate do not materially interfere with the present occupancy of the Real Property or the use of such Real Property as it has been used by Sellers in the LTV Tubular Business prior to the Closing Date or that do not materially impair the value of such Real Property; and (vi) a lessor's interest in, and any mortgage, pledge, security interest, encumbrance, lien (statutory or other) or conditional sale agreement on or affecting a lessor's interest in, premises leased to Sellers (as lessee) pursuant to any of the Real Estate Leases.

     "Person" means any  individual,  corporation,  limited  liability  company,
partnership,   joint   venture,   association,   joint-stock   company,   trust,
unincorporated organization or Government.

     "Related Person" means, with respect to any Person, all past, present and future directors, officers, members, managers, stockholders, employees, controlling persons, agents, professionals, attorneys, accountants, investment bankers or representatives of any such Person.

     "Response Action" shall mean the abatement, cleanup, removal, remediation, reclamation, or other response action required or contemplated under Section 10.1(e) to meet applicable Environmental Laws.

     "Tax Return" means any report, return, information return, filing or other information, including any schedules, exhibits or attachments thereto, and any amendments to any of the foregoing required to be filed or maintained in connection with the calculation, determination, assessment or collection of any Taxes (including estimated Taxes).

     "Taxes" means all taxes, however denominated, including any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any Government, which taxes shall include all income taxes, Transaction Taxes, payroll and employee withholding, unemployment insurance, social security (or similar), sales and use, excise, franchise, gross receipts, occupation, real and personal property, stamp, transfer, workmen's compensation, customs duties, registration, documentary, value added, alternative or add-on minimum, estimated, environmental (including taxes under section 59A of the Code) and other obligations of the same or a similar nature, whether arising before, on or after the Closing Date.

     "Transferred Employee" means all employees of any Seller or any of their Affiliates who are hired by Buyer after the Closing.

     "USWA" means the United Steelworkers of America, AFL-CIO-CLC.

     "Youngstown Plant" means the facility owned by LTV Steel at Youngstown, Ohio.

     17.2 All Terms Cross-Referenced. Each of the following terms is defined in the Section set forth opposite such term:

Term                                                                     Section

Accounting Referee........................................................3.4(c)
Accounts Payable..........................................................1.3(a)
Accounts Receivable.......................................................1.1(k)
Acquired Assets..............................................................1.1
Additional Deposit...........................................................3.2
Adjustment Date.............................................................12.2
Affiliate...................................................................17.1
Aggregate Cure Cost.......................................................1.3(b)
Agreed Principles.........................................................3.4(a)
Agreement...............................................................Preamble
Allocation..................................................................12.5
Alternative Transaction.....................................................17.1
Ancillary Agreements........................................................17.1
Antitrust Approval..........................................................11.2
Antitrust Law...............................................................11.2
Appropriate Environmental Expense........................................10.2(b)
Assessment Agreement.....................................................10.1(a)
Asset Sale Procedures.....................................Background Information
Assigned Contracts........................................................1.1(h)
Assumed Liabilities..........................................................1.3
Balance Sheet Date........................................................3.4(a)
Bankruptcy Cases..........................................Background Information
Bankruptcy Code...........................................Background Information

Bankruptcy Court..........................................Background Information
Business Day................................................................17.1
Business Records..........................................................1.1(p)
Buyer...................................................................Preamble
Buyer's MBP..................................................................2.2
Buyer's Severance Pay Plan...................................................2.1
Cedar Springs Profit Sharing Plan............................................2.3
Claims....................................................................1.1(h)
Closing......................................................................4.1
Closing Date.................................................................4.1
Closing Statement.........................................................3.4(a)
Closing Working Capital...................................................3.4(a)
Code........................................................................17.1
Confidentiality Agreement....................................................8.5
Consent.....................................................................17.1
Contract....................................................................17.1
Copperweld Severance Pay Plan................................................2.1
Cost Estimate............................................................10.1(e)
Counce and Ferndale Profit Sharing Plans.....................................2.3
Counce Plant................................................................17.1
Deposits.....................................................................3.2
Deposits Escrow Agreement...................................................17.1
E & Y........................................................................5.5
Eligible Employees...........................................................2.1
Elyria Plant................................................................17.1
Environmental Consultant.................................................10.1(a)
Environmental Escrow Agreement..............................................10.2
Environmental Escrow Fund................................................10.1(f)
Environmental Laws..........................................................17.1
Environmental Report.....................................................10.1(d)
Escrow Agent................................................................17.1
Estimated Working Capital....................................................3.3
Excluded Assets..............................................................1.2
Excluded Liabilities.........................................................1.4
Final Working Capital.....................................................3.4(f)
Financial Statements.........................................................5.5
Government..................................................................17.1
Hazardous Materials.........................................................17.1
Hourly and Salaried Profit Plan Participant..................................2.3
HSR Act.....................................................................17.1
Improvements................................................................17.1
Indemnitee..................................................................15.1
Initial Deposit..............................................................3.2
Intellectual Property.....................................................1.1(l)
Inventory.................................................................1.1(j)
Knowledge of Sellers........................................................17.1

Law..........................................................................5.3
Leased Real Property......................................................1.1(b)
Lien........................................................................17.1
Losses......................................................................15.1
LTV Benefit Plan..........................................................1.2(p)
LTV Labor Agreements........................................................17.1
LTV Steel...............................................................Preamble
LTV Tubular Business......................................Background Information
LTV Tubular Plants..........................................................17.1
Machinery and Equipment...................................................1.1(c)
Marion Plant..............................................................1.1(i)
Material Adverse Effect......................................................5.3
Material Contracts.....................................................5.9(a)(v)
MBP..........................................................................2.2
MBP Participant..............................................................2.2
Net Working Capital.......................................................3.4(a)
Order........................................................................5.3
Organizational Documents.....................................................5.3
Owned Real Property.......................................................1.1(a)
Owned Vehicles............................................................1.1(d)
Parent..................................................................Preamble
Permits...................................................................1.1(o)
Permitted Liens.............................................................17.1
Person......................................................................17.1
Petition Date.............................................Background Information
Post-Petition Contracts...................................................1.1(g)
Pre-Petition Contracts....................................................1.1(h)
Purchase Orders...........................................................1.1(f)
Purchase Price...............................................................3.1
Real Estate Leases........................................................1.1(b)
Real Property.............................................................1.1(b)
Reference Balance Sheet...................................................3.4(e)
Related Person..............................................................17.1
Required Response Condition..............................................10.1(e)
Response Action.............................................................17.1
Sale Order...................................................................8.3
Sales Orders..............................................................1.1(e)
Satisfaction Date........................................................10.1(d)
Sellers.................................................................Preamble
Sellers' Account..........................................................4.3(a)
Sellers' Knowledge..........................................................17.1
Sellers Portion..........................................................10.2(b)
Site Assessment..........................................................10.1(d)
Straddle Period.............................................................12.2
Stub Period..................................................................5.5
Tax Return..................................................................17.1

Taxes.......................................................................17.1
Termination Date.....................................................14.2(a)(ii)
Termination Order..................................................14.2(a)(viii)
Transaction Taxes...........................................................12.1
Transferred Employee........................................................17.1
Transition Services Agreement.............................................4.2(b)
USWA........................................................................17.1
Work Plan................................................................10.1(a)
Working Capital Escrow Agreement..........................................4.2(c)
Youngstown Plant............................................................17.1

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.



                     MAVERICK TUBE CORPORATION

                     By:/s/ Gregg Eisenberg
                        -------------------------------------
                     Name:Gregg Eisenberg
                          -----------------------------------
                     Title:President and CEO
                           ----------------------------------


                     GEORGIA TUBING CORPORATION

                     By:/s/ Glenn Moran
                        -------------------------------------
                     Name:Glenn Moran
                          -----------------------------------
                     Title:Vice President
                           ----------------------------------


                     LTV STEEL COMPANY, INC.

                     By:/s/ Glenn Moran
                        -------------------------------------
                     Name:Glenn Moran
                          -----------------------------------
                     Title:CEO
                           ----------------------------------


                     THE LTV CORPORATION

                     By:/s/ Glenn Moran
                        -------------------------------------
                     Name:Glenn Moran
                          -----------------------------------
                     Title:CEO
                           ----------------------------------

                                  EX 99.1 - Press Release Dated October 15, 2002
FOR IMMEDIATE RELEASE                                October 15, 2002
---------------------

For further information contact:                     Pamela G. Boone
                                                     Vice President Finance, CFO
                                                     636-733-1600

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                            MAVERICK TUBE CORPORATION
                ANNOUNCES PURCHASE OF LTV TUBULAR DIVISION ASSETS

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     St.  Louis,  October 15, 2002 ----  Maverick  Tube  Corporation  (NYSE:MVK)
announced today that it has entered into a definitive agreement with the LTV Corporation and its affiliates to acquire the assets which comprise the business of LTV's Steel Tubular Products Division pursuant to Section 363 of the U.S. Bankruptcy Code. The purchase price for the LTV Tubular Division is $110 million cash, subject to a working capital adjustment. The transaction is contingent on Maverick completing a collective bargaining agreement with the United Steel Workers of America who represent about 300 employees at four of LTV Tubular's five facilities. The agreement is also contingent upon completion of further environmental due diligence, clearance under the Hart-Scott-Rodino Act and approval of the Bankruptcy Court. Maverick presently anticipates closing the purchase by year end. LTV's Tubular Division employs approximately 430 people at five locations in Georgia, Tennessee, Ohio and Michigan.

     The LTV Tubular Division principally produces and sells a full line of electrical conduit products for the U.S. market, where it has approximately a 35% market share and well established customer relationships. LTV Tubular also produces line pipe and standard pipe products for the energy and construction industries. For the four years ended 2001, LTV Tubular's annual revenues averaged over $260 million while proforma EBITDA, prior to LTV corporate allocations, exceeded $30 million per year.

     Maverick plans to fund the $110 million purchase price by drawing down on its revolving credit facility, which is being expanded in connection with the proposed transaction to provide aggregate availability of up to $185 million. Maverick's total debt at closing is estimated to be $120 million, with an additional $60 million available under the expanded credit facility.

     Gregg Eisenberg, Maverick's President and CEO said, "We are pleased to reach an agreement with the LTV Corporation for the purchase of the Tubular Division. This has been a relatively stable business that produces good margins under most market conditions. The electrical conduit market has few suppliers and is not subject to significant import competition. Their line pipe and standard pipe business complements our existing activities and expands our market penetration in both products. We believe we have several opportunities that may allow us to enhance the cash flow from this business. Overall, the purchase is consistent with our strategy to grow our business by expanding our product lines."

     Maverick will discuss the proposed transaction as part of its conference call with investors on Wednesday morning, October 16th, at 10:00 AM Central. The conference broadcast can be accessed at the Investor Relations section of the Company's website, located at www.maverick-tube.com.


     Maverick Tube Corporation is a St. Louis, Missouri, based manufacturer of tubular products used in the energy industry in drilling, production, well servicing and line pipe applications as well as industrial tubing products (HSS, and standard pipe) used in various industrial applications.

     This news release contains forward-looking information that is based on assumptions that are subject to numerous business risks, many of which are beyond the control of the Company. There is no assurance that such assumptions will prove to be accurate. Actual results may differ from these forward looking statements due to numerous factors, including those described under "Risk Factors" and elsewhere in Maverick's Form 10-K for its year ended December 31, 2001.